Exhibit 10.3

FORM OF

ENGINE LEASE AGREEMENT

[NW 200      ]

Dated as of

            , 200

Between

NORTHWEST AIRLINES, INC.,

             Lessor

AND

PINNACLE AIRLINES, INC.,
             Lessee

One General Electric Model CF34-3B1 Engine

TABLE OF CONTENTS

TO

ENGINE LEASE AGREEMENT [NW 200      ]

i

EXHIBITS

(1)  Will apear only in lease of engine with QEC.

ii

ENGINE LEASE AGREEMENT

[NW 200         ]

This ENGINE LEASE AGREEMENT [NW 200           ], dated as of                 , 200  , between NORTHWEST AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Minnesota (“Lessor”), and PINNACLE AIRLINES, INC., a corporation organized and existing pursuant to the laws of the State of Georgia (“Lessee”);

W I T N E S S E T H:

WHEREAS, Lessor has agreed to lease the Engine to Lessee, Lessee has agreed to enter into this Lease for use of the Engine by Lessee in its operations in accordance with the Airline Services Agreement and for no other purpose, and the parties hereto intend this Lease to be an operating lease; and

WHEREAS, Lessor is providing a valuable financial accommodation to Lessee by making the Engine available to Lessee pursuant to this Lease, and Lessor is entering into this Lease solely to provide the Engine to Lessee for use in its operations in accordance with the Airline Services Agreement; and

NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration, the receipt and legal sufficiency of which is hereby acknowledged, Lessee and Lessor intending to be legally bound agree as follows:

SECTION 1.  Definitions.  Unless the context otherwise requires, the following terms shall have the following meanings for all purposes of this Lease and shall be equally applicable to both the singular and the plural forms of the terms herein defined:

“Additional Insured” means Lessor or such other Person as Lessor may designate.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.  For the purposes of this definition, “control” (including “controlled by” and “under common control with”) shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.  For the avoidance of doubt, Lessor and its Affiliates are not Affiliates of Lessee.

“After-Tax Basis” means an amount, which, after deduction of all Federal, state, local and foreign taxes required to be paid by or on behalf of the recipient in respect of the receipt or realization of such amount, is equal to the payment required under the provisions of the Lessee Documents that requires payments to be made on an After-Tax Basis.

“Aircraft” means any Airframe leased or subleased to Lessee or an Affiliate of Lessee by Lessor or an Affiliate of Lessor suitable for Lessee’s installation, use and operation of the Engine.

“Aircraft Documentation” has the meaning specified in Exhibit D hereto.

“Airframe” means: any Bombardier Inc. Canadair Regional Jet Model CL-600-2B19 aircraft (except engines from time to time installed thereon) specified in the lease or sublease of such aircraft between Lessor or an Affiliate of Lessor and Lessee or an Affiliate of Lessee; and (ii) any and all parts associated therewith (except engines from time to time installed thereon) and covered by such sublease.

“Airline Services Agreement” means the Airline Services Agreement dated as of March 1, 2002 between Lessor and Lessee, as modified, amended or supplemented from time to time pursuant to the terms thereof.

“Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Base Rate” means the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as its base rate.

“Basic Rent” means, for the Term, the rent payable for the Engine pursuant to Section 3(b).

“Basic Shop Visit” means any shop visit, as defined by the Engine Manufacturer that is based on an approved program of condition monitoring and trend monitoring of performance deterioration that results in an Engine being restored to full performance standard.

“Business Day” means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in the City of New York, New York; or Minneapolis, Minnesota.

“‘C’ Check” means a “C” Check, as such term is defined in the Maintenance Program relating the Aircraft that meets the requirements of a “C” Check as defined in the Bombardier Inc. Maintenance Requirement Manual.

“Certificated Air Carrier” means a Citizen of the United States holding a carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49, United States Code, for aircraft capable of carrying ten or more individuals or 6,000 pounds or more of cargo or that otherwise is certified or registered to the extent required to fall within the purview of 11 U.S.C. Section 1110 or any analogous successor provision of the Bankruptcy Code.

“Citizen of the United States” has the meaning specified in Section 40102(a)(15) of Title 49 of the United States Code or any similar legislation of the United States of America enacted in substitution or replacement therefor.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commencement Date” means the date specified as the Commencement Date in the Lease Supplement delivered on the Delivery Date.

“Default” means any event which with the giving of notice or the lapse of time or both would become an Event of Default.

“Delivery Date” of the Engine means the date the Lease Supplement subjecting the Engine to the Lease is executed and delivered by the Lessor and the Lessee.

“Dollars” and “$” means the lawful currency of the United States of America.

“Engine” means the General Electric Model CF34-3B1 type engine identified by manufacturer’s serial number in the initial Lease Supplement, whether or not from time to time thereafter installed on an Airframe or airframe or on any other aircraft; and (ii) any engine which may from time to time be substituted, pursuant to the terms hereof, for such engine, together in each case with Shipping Stand, any QEC, the applicable Aircraft Documentation and any and all Parts normally incorporated or installed in or attached thereto including any and all Parts removed therefrom so long as title thereto shall remain vested in the Lessor in accordance with the terms of Section 8 after removal from such Engine; provided, however, that at such time as an engine shall be deemed part of the property leased hereunder in substitution for the Engine pursuant to the applicable provisions hereof, the replaced Engine shall cease to be the Engine hereunder.  The term “Engines” means, as of any date of determination, all engines then leased by Lessor or any Affiliate of Lessor to Lessee or any Affiliate of Lessee, whether under this Lease or under any other engine lease, other than the engines initially leased as part of an Aircraft by Lessor to Lessee unless the context requires.

[“Engine LLP Maintenance Reserves” has the meaning specified in Section 22 (2) hereof.](1)

(1)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

[“Engine Maintenance Reserves” has the meaning specified in Section 22 (2) hereof.](2)

“Engine Manufacturer” means General Electric Aircraft Engines, a division of General Electric Corporation.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.  Section references to ERISA are to ERISA, as in effect at the date of the Participation Agreement and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“Event of Default” has the meaning specified in Section 14 hereof.

“Event of Loss” with respect to the Engine means any of the following events with respect to such property: (i) the loss of such property or of the use thereof due to the destruction of or damage to such property which renders repair uneconomic or which renders such property permanently unfit for normal use by Lessee for any reason whatsoever; (ii) any damage to such property which results in an insurance settlement with respect to such property on the basis of a total loss, or a constructive or compromised total loss; (iii) the theft or disappearance of such property, or the confiscation, condemnation, or seizure of, or requisition of title to, or use of, such property (other than a requisition for use by the United States Government or any agency or instrumentality of any thereof) which in the case of any event referred to in this clause (iii) (other than a requisition of title) shall have resulted in the loss of possession of such property by Lessee for a period in excess of 90 consecutive days or, in the case of a requisition of title, the requisition of title shall not have been reversed within 60 days from the date of such requisition of title; (iv) as a result of any law, rule, regulation, order or other action by the Federal Aviation Administration, the use of the Engine (or any Aircraft on which the Engine is in use) in the normal course of the business of air transportation shall have been prohibited for a period of 90 consecutive days, unless Lessee, prior to the expiration of such 90 day period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of the Engine by Lessee, but in any event if such use shall have been prohibited for a period of two consecutive years, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to the entire U.S. registered fleet of Bombardier Inc. Canadair Regional Jet Series 200 aircraft of Lessee and Lessee, prior to the expiration of such two-year period, shall have conformed at least one such aircraft in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such aircraft by Lessee, provided, further, that, notwithstanding any

(2)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

of the foregoing, such prohibition shall constitute an Event of Loss if such use shall have been prohibited for a period of three consecutive years, or if such use shall be prohibited at the expiration of the Term; or (v) any divestiture of title to or interest in an Engine treated as an Event of Loss pursuant to Section 7(b) hereof.  An Event of Loss with respect to the Engine shall be deemed to have occurred if an Event of Loss (as defined in the related Aircraft Lease) occurs with respect to an Aircraft on which the Engine is then installed unless no damage occurs to the Engine and the Engine is recovered by Lessee, as established to Lessor’s satisfaction within the time period hereunder for performance of Lessee’s obligations in respect of an Event of Loss.

“Expenses” has the meaning specified in Section 29(c) hereof.

“Expiration Date” means February 29, 2012.

“FAR” means the regulations promulgated under the Federal Aviation Act.

“Federal Aviation Act” means that portion of the United States Code comprising those provisions formerly referred to as the Federal Aviation Act of 1958, as amended, or any subsequent legislation that amends, supplements or supersedes such provisions.

“Federal Aviation Administration” and “FAA” mean the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to their functions.

“Flight Hour” means: with respect to the Engine or any Part, each hour or part thereof, measured to two decimal places, which elapses from the time the wheels of the airframe, whether or not an Airframe leased by Lessor to Lessee, on which such Engine or Part is installed, leave the ground on take-off and the time when the wheels of such airframe touch the ground on landing.

“Headlease” means a lease or other agreement or instrument (other than a bill of sale or other such instrument by which Lessor obtained legal title to the Engine) between Lessor and a third-party owner of the Engine, pursuant to which Lessor obtains rights in and to the Engine leased to Lessee hereunder.

“Headlease Documents” means the agreements, instruments and other documents identified pursuant to Exhibit G hereto in the event that the Engine is subject to a Headlease during the Term.

“Headlease Interest” means any of Headlessor (in its capacity as such), any entity serving as Headlessor in its individual capacity, and,  but only if a party to any Headlease Document, any owner participant in or comparable beneficial owner of Headlessor.

“Headlessor” means the Person designated in the Headlease as the lessor of the Engine.  Except as Lessor and Headlessor may otherwise agree, the Headlessor shall be the Owner of the Engine.

“Indemnitee” means (i) Lessor, (ii) each Affiliate of Lessor, (iii) if and so long as the Engine is subject to a Headlease during the Term, such Persons as are identified pursuant to Exhibit G hereto and (iv) the respective directors, officers, employees, agents and servants, successors and permitted assigns of each of the Persons described in clauses (i), (ii) and (iii), inclusive.

“Lease Agreement”, “this Lease Agreement”, “this Lease”, “this Agreement”, “herein”, “hereof”, “hereunder”, “hereby” or other like words mean this Engine Lease Agreement [NW 200       ], as originally executed or as modified, amended or supplemented pursuant to the applicable provisions hereof, including, without limitation, supplementation hereof by one or more Lease Supplements entered into pursuant to the applicable provisions hereof.

“Lease Guaranty” means the Lease Guaranty [NW 200       ] dated as of the date hereof made by Lessee Guarantor for the benefit of Lessor.

“Lease Period” means each of the monthly periods throughout the Term ending on a Lease Period Date.

“Lease Period Date” means the 1st calendar day of each month during the Term.

“Lease Supplement” means a Lease Supplement, substantially in the form of Exhibit A hereto, to be entered into between Lessor and Lessee on the Commencement Date for the purpose of leasing the Engine under and pursuant to the terms of this Lease Agreement, and any subsequent Lease Supplement entered into in accordance with the terms hereof.

“Lessee” means Pinnacle Airlines, Inc. a Georgia corporation, and its successors and permitted assigns, as lessee under the Lease.

“Lessee Documents” means the Lease, the Lease Supplement covering the Engine, the acceptance certificate covering the Engine in the form agreed to by Lessor and Lessee (herein called the “Lease Acceptance Certificate”) and the Airline Services Agreement.

“Lessee Guarantor” means Pinnacle Airlines, Corp., a Delaware corporation, and its successors and permitted assigns.

“Lessor Liens” means any Lien affecting or disposition of title or interest affecting or in respect of the Engine arising as a result of (i) claims against or affecting Lessor not arising from the transactions contemplated by this Lease, (ii) any act or omission of Lessor not related to the transactions contemplated by this Lease, (iii) Taxes imposed against Lessor which Lessee has not agreed to indemnify against pursuant to this Lease, (iv) [reserved] or (v) claims against Lessor arising out of the voluntary transfer of all or any portion of Lessor’s interest in any Aircraft on which the Engine is then installed, or  in any of the Lessee Documents other than a transfer pursuant to Sections 5, 8, 10 or 15 hereof, provided, however, that any Lien which is attributable solely to Lessor and would otherwise constitute a Lessor Lien hereunder shall not constitute a Lessor Lien hereunder so long as (1) the existence of such Lien poses no material risk of the sale, forfeiture or loss of the Engine, (2) the existence of such Lien does not interfere in any way with Lessee’s use, possession or operation of Engine or of the Aircraft on which it is then installed and (3) Lessor is diligently contesting such Lien.

“Lien” means any mortgage, pledge, lien, charge, claim, encumbrance, lease, sublease, sub-sublease or security interest.

“Life Limited Parts” means those parts which have a specific hour, cycle and/or calendar life limit as specified by the Manufacturer.

“Loss Payment Date” has the meaning specified in Section 10(a) hereof.

“Maintenance Program” has the meaning specified in Exhibit D hereto.

[“Maintenance Reserves” has the meaning specified in Section 22 (2) hereof.](3)

“Major Modifications” include, but shall not be limited to (i) changes that alter the fundamental nature of an Aircraft as a passenger and cargo carrying aircraft, (ii) changes to the Engine or an engine that affects the performance of an Aircraft or the Engine, (iii) changes that adversely affect interchangeability or replaceability of Parts, (iv) substitution of different types of equipment or accessories which are not equivalent in cost, value and/or operational capability to the equipment or accessories being replaced, (v) changes that invalidate or impair any warranty with respect to the Engine or any Part, (vi) changes that adversely affect the eligibility of an Aircraft or Engine to obtain an airworthiness certificate from the FAA or (vii) any changes that result in a variation from the original type certificate for an Aircraft (other than changes between 44 seat and 50 seat configurations of an Aircraft as permitted by the Airline Services Agreement), but shall exclude changes pursuant to airworthiness directives.

“Manufacturer” means with respect to any Airframe, and where the context permits, any Aircraft, Bombardier Inc., a Canadian Corporation, and its successors and assigns and, with respect to the Engine, General Electric Company, a New York corporation, and its successors and assigns.

(3)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

“Minimum Liability Amount” has the meaning specified in Exhibit E hereto.

“Operative Documents” and “Operative Document” means this Lease, the Lease Supplement covering the Engine, the Acceptance Certificate, any Headlease, any Headlease Documents and the Purchase Agreement.

“Owner” means (i) if the Engine is not subject to a Headlease, Lessor (or any permitted assignee or successor thereof) for so long as this Lease remains in effect and title to the Engine remains vested in Lessor pursuant to the terms hereof or (ii) if and so long as the Engine is subject to a Headlease during ..the Term, the lessor of the Engine to Lessor pursuant to such Headlease, unless such lessor and Lessor otherwise agree.

“Parts” means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature (including QEC parts) (other than the complete Engine or a complete other engine) which may from time to time be incorporated or installed in or attached to the Engine or so long as title thereto shall remain vested in the Owner in accordance with Section 8 after removal therefrom.

“Past Due Rate” means a rate per annum equal to the greater of (a) 5% over the Base Rate and (b) 15%.

“PBH Agreement” means a maintenance agreement which (i) provides shop repair/overhaul of Engines or Parts on a continuous basis at an agreed upon Flight Hour or cycle based rate, (ii) provides unrestricted assignment rights to Lessor and Lessor’s future operators of any Aircraft on which the Engine is installed, and (iii) has been approved in writing by Lessor (including but not limited to specific Lessor approval of the maintenance provider, rates, payment terms, scope, term, maintenance standard, assignment rights and financial adjustments that are made when an Engine or Part exits such program at termination or expiration of the PBH Agreement relative to such Engine or Part).

“Permitted Lien” means any Lien referred to in clauses (i) through (iii) of Section 6 hereof.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Purchase Agreement” means that certain General Terms Agreement No. CF34-0798-057[A] dated July     , 2001, between the Manufacturer and Lessor or Headlessor, as the case may be, relating to the purchase of the Engine, as originally executed or as modified, amended or supplemented in accordance with the terms thereof, but only insofar as the foregoing relates to the Engine.

“QEC” mean the quick engine change parts and components, if any, installed on the Engine as identified in Exhibit H.

“Rent” means Basic Rent and Supplemental Rent, collectively.

“Security Deposit” means the cash security deposited with Lessor pursuant to Section 3(c) hereof.

“Shipping Stand” means an engine shipping stand, designed and manufactured in accordance with Manufacturer recommendations and requirements, for long distance ground and air transportation of CF34-3B2 engines.

“Stipulated Loss Value” with respect to the Engine, as of any date through and including the Expiration Date, means, the amount specified in Exhibit C hereto opposite the Stipulated Loss Value Date with respect to which the amount is determined.

“Stipulated Loss Value Date” means the [    ] calendar day of each calendar month during the Term.

“Supplemental Rent” means, without duplication, all amounts, liabilities, indemnities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay under any Lessee Document to or on behalf of Lessor or any other Person hereunder or under any other Lessee Document.  The parties acknowledge that Supplemental Rent is a general category and, accordingly, agree that any provision of any Lessee Document which calls for the payment of Supplemental Rent and also calls for the payment of specific items which are includable in Supplemental Rent is not to be interpreted as requiring any double payment.

“Tax Indemnitee” means (i) Lessor, (ii) the respective directors, officers, employees, agents and servants of Lessor, (iii) if and so long as the Engine is subject to a Headlease during the Term, the other parties identified in Exhibit G as indemnitees of Lessor under such Headlease and (iv) the respective Affiliates, successors and permitted assigns of each of the entities described in the preceding clauses (i), (ii) and (iii) inclusive.

“Taxes” means any and all fees (including, without limitation, license, recording, documentation and registration fees), taxes (including, without limitation, income, gross receipts, sales, rental, use, turnover, value added, property (tangible and intangible), excise and stamp taxes), license, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever, together with any and all penalties, fines, additions to tax and interest thereon (each, individually a “Tax”).

“Term” means the term for which the Engine is leased hereunder pursuant to Section 3(a) hereof commencing on the Commencement Date and ending on the Expiration Date, or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

SECTION 2.  Acceptance and Lease. (a) Generally.  Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to lease from Lessor hereunder, the Engine as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Engine hereunder.  Lessee hereby agrees that such acceptance of the Engine by Lessor shall, without further act, irrevocably constitute acceptance by Lessee of such Engine for all purposes of this Lease.  As provided in Section 25 hereof, the rights of Lessee hereunder are subject and subordinate to all the terms of the Head Lease, including any amendments or restatements thereto as may occur from time to time, and the parties intend this Lease to constitute a true lease.

(b)  Airline Services Agreement.  Lessee acknowledges that Lessor is providing a valuable financial accommodation to Lessee by entering into the Operative Documents to which it is a party and this Lease to allow Lessee to obtain the use of the Engine pursuant to the terms of the Airline Services Agreement.  As a condition to their rights hereunder, Lessee and Lessor hereby confirm and ratify the Airline Services Agreement, which is incorporated herein by reference for all purposes, and agree, as a material term of this Lease and as a material inducement to Lessor to enter into this Lease, to fully perform all of their respective obligations under the Airline Services Agreement as a part of this Lease Agreement as though the same were set forth herein.

(c)  Engine Headlease.  Notwithstanding any provision of this Lease to the contrary, in the event that the Engine is at any time subject to a Headlease, the terms and conditions set forth on Exhibit G hereto shall be applicable to the Engine and this Lease during such portion of the Term as such Headlease is in effect, and all terms and provisions set forth in this Lease shall be construed in a manner consistent therewith.

SECTION 3.  Term and Rent.  (a) Term.  The Term shall commence on the Commencement Date and end on the Expiration Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof.

(b)  Basic Rent.  Lessee shall pay Basic Rent with respect to each Lease Period during the Term on each Lease Period Date during the Term, in consecutive monthly installments in the amounts as provided in the next sentence.  Each such installment of Basic Rent shall be payable in advance with respect to the month commencing on such Lease Period Date and shall be equal to the amount specified for each Lease Period Date specified in Exhibit B hereto.  In addition, Lessee shall pay Basic Rent on the Commencement Date in the amount specified in Exhibit B hereto, allocable to the period commencing on the Commencement Date and ending on such date or on (but excluding) the immediately succeeding Lease Period Date (if other than the Commencement Date).  If Lessee shall for any reason whatsoever fail to return the Engine on the Expiration Date in the condition specified herein, or return of the Engine is not accepted by Lessor because of Lessee’s failure to meet the requirements of this Lease, the obligations of Lessee provided in this Lease and in each other Operative Document to which Lessee is a party, including the obligation to pay Basic Rent, which, after the Expiration Date, shall be on a per diem basis based on a pro rata application of 125% of the Basic Rent due during the last Lease Period of the Term, shall continue in effect with respect to the Engine, and the Term shall be deemed to be extended until return of the Engine to Lessor in accordance with the requirements of this Lease; provided that nothing in this Section shall be construed as permitting or authorizing Lessee to fail to meet, or consenting to or waiving any failure by Lessee to perform, Lessee’s obligation to return the Engine in accordance with the requirements of this Lease and Lessor shall be entitled to all of the benefits of, and all of its rights and remedies set forth in, Sections 14 and 15 hereof.

(c)  Security Deposit.  Upon the execution of this Lease, Lessee shall deposit an amount equal to one month of Basic Rent in cash with Lessor to be held as security for performance of all of Lessee’s obligations hereunder and as provided in Section 28 hereof.  At any time after the repayment in full of the Promissory Note owing from Pinnacle Airlines Corp. to NWA, Inc., dated as of [date], Lessor shall have the right, upon written notice to Lessee, to require an additional deposit by Lessee in an amount equal a second month of Basic Rent in cash to be held as security for performance of all of Lessee’s obligations hereunder and as provided in Section 28 hereof.  Lessee shall deposit such additional month Basic Rent in cash with Lessor no later than 6 months after receipt by Lessee of the notice referred to in the preceding sentence.  Lessee agrees to maintain the Security Deposit with Lessor for the full amount thereof throughout the Term and Lessor may apply such amount as specified in Section 28 hereof.  Lessor may commingle the Security Deposit with its general funds, and Lessee shall not be entitled to earn interest on the Security Deposit.

Upon the expiration of this Lease and full performance by Lessee of all of its obligations hereunder, and provided that no Default or Event of Default shall have occurred and be continuing, Lessor shall return the Security Deposit to Lessee unless previously applied pursuant to the preceding paragraph.

(d)  Supplemental Rent.  Lessee shall pay (or cause to be paid) promptly to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value [and Maintenance Reserves](4) as the same shall become due and owing and all other amounts of Supplemental Rent within five days after demand or within such other relevant period as may be provided in any Lessee Document, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or in any other Lessee Document or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, on demand, as Supplemental Rent, to the extent permitted by applicable law, interest at the Past Due Rate on any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period until the same shall be paid.

(e)  Payments in General.  All payments of Rent shall be made directly by Lessee by wire transfer of immediately available funds prior to 10:30 A.M., New York time, on the date of payment, to Lessor at its account at USBank, Minneapolis, ABA No. 091000022, for the account of Northwest Airlines, Inc., Account No. 150250099440 (or such other account of

(4)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

Lessor in the continental United States as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due).  All payments of Supplemental Rent shall be made in Dollars in immediately available funds prior to 10:30 A.M., New York time, on the due date thereof at such office of such other financial institution located in the continental United States as the party entitled thereto may so direct at least ten (10) Business Days prior to the due date thereof.

Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day with the same force and effect as if made on such scheduled date and (provided such payment is made on such next succeeding Business Day) no interest shall accrue on the amount of such payment from and after such scheduled date.

SECTION 4.  Lessor’s Representations and Warranties.  LESSOR LEASES AND LESSEE TAKES THE ENGINE AND EACH PART THEREOF “AS-IS,” “WHERE-IS.”  LESSOR HAS NOT MADE, NOR SHALL LESSOR BE DEEMED TO HAVE MADE, AND LESSOR HEREBY EXPRESSLY DISCLAIMS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, WORKMANSHIP, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE OR A PARTICULAR PURPOSE OF THE ENGINE OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE ENGINE OR ANY PART THEREOF, except that Lessor (i) represents and warrants that on the Commencement Date the Engine shall be free of Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) and (ii) agrees that it will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to any Engine, or with respect to any Airframe while the Engine is installed thereon not otherwise permitted under the Aircraft Lease relating to such Airframe, and it agrees that it will promptly, at its own expense, take such action as may be necessary duly to discharge such Lessor Lien.  None of the provisions of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer, any subcontractor or supplier of the Manufacturer with respect to the Engine or any Parts, or to release the Manufacturer, or any such subcontractor or supplier, from any such representation, warranty or obligation, or to diminish any right that Lessee may have with respect to the Engine or any Parts against the Manufacturer or any such subcontractor or supplier under the Purchase Agreement or otherwise.

SECTION 5.  Return of the Engine. (a)  Upon the termination of this Lease at the end of the Term or pursuant to Section 15, Lessee, at its own expense, will return the Engine to or at the direction of Lessor at either Minneapolis/St. Paul International Airport, St. Paul, Minnesota, or Wayne County Metropolitan Airport, Detroit, Michigan, as designated by Lessor or at such other location in the 48 contiguous states of the United States as may be specified by

Lessor.  At the time of such return, the Engine will be fully serviceable and functioning properly in accordance with Manufacturer’s specifications.  Also, at the time of such return,  the Engine (i) shall have a current and valid FAA serviceable tag, issued by an FAA Part 145 repair station, (ii) shall be free and clear of all Liens (other than Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) and rights of third parties under pooling, interchange, overhaul, repair or other similar agreements or arrangements (all of which shall be certified to Lessor by Lessee in a certificate delivered concurrently with such return in form and substance satisfactory to Lessor), (iii) shall be in as good an operating condition as when delivered by the Manufacturer to Lessor, ordinary wear and tear excepted and (iv) shall be in compliance with the return conditions set forth in Exhibit D.

During the last twelve (12) months of the Term, with reasonable notice, Lessee will cooperate in all reasonable respects with the efforts of Lessor to sell or lease the Engine, including, without limitation, permitting prospective purchasers and lessees to inspect fully the Engine and the records relating thereto, provided, that such cooperation shall not interfere with the operation or maintenance of the Engine by Lessee.  In addition, Lessee shall notify Lessor in writing of its plans for meeting the return conditions contained herein at least six months prior to the Expiration Date, and Lessee shall notify Lessor in writing at any time within the last twelve (12) months of the Term prior to initiating any significant shop maintenance or repairs to the Engine.  Lessor shall have the right to approve or reject Lessee’s proposed plans for meeting the return conditions contained herein, with such approval not to be unreasonably withheld.

(b)  Aircraft Documentation.  Upon the return of the Engine upon any termination of this Lease in accordance with paragraph (a) of this Section 5, Lessee shall deliver or cause to be delivered to Lessor or its designee, in English, current and complete Aircraft Documentation relating to the Engine, together with a complete list, by manufacturer’s serial number and registration number, of each Airframe or airframe on which the Engine has been installed during the Term, including the dates installed and removed, and the Flight Hours and cycles accumulated on each.

(c)  Storage Upon Return.  If, at least ten (10) days prior to termination of this Lease at the end of the Term, Lessee receives from Lessor a written request for storage of the Engine upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with free sheltered storage facilities for, and unrestricted access to, the Engine (maintenance costs and other out-of-pocket costs other than packing, storage and security fees to be for the account of Lessor) for a period not exceeding sixty (60) days commencing on the date of such termination, at a location in the continental United States selected by Lessee used as a location and suitable for the storage of commercial jet engines and readily accessible to Lessor.  Lessee will maintain insurance for the Engine during such period not exceeding sixty (60) days and be reimbursed by Lessor or its designee for the premiums thereon.

(d)  PBH Agreements. If at return of the Engine, the Engine or any Part is being maintained under a PBH Agreement, Lessee shall not be required to satisfy minimum maintenance time remaining requirements specified in Exhibit D that are directly and fully covered by such PBH Agreement.  [During any period that Lessee is required to pay Lessor Maintenance Reserves under this Lease, Maintenance Reserves will not be required for the

Engine or any Part where the maintenance intended to be covered by such Maintenance Reserve is being directly and fully covered by a PBH Agreement.](5)

SECTION 6.  Liens.  Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Engine, title thereto or any interest therein or in this Lease, except (i) the respective rights of Lessor and Lessee as herein provided, the rights of the Owner of the Engine, rights existing under and pursuant to any PBH Agreement and any other rights existing pursuant to the Operative Documents, (ii) the rights of others under agreements or arrangements to the extent permitted by the terms of Sections 7(b) and 8(b) hereof and (iii) Lessor Liens (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens).  Lessee will promptly, at its own expense, take (or cause to be taken) such actions as may be necessary duly to discharge any such Lien not excepted above if the same shall arise at any time.

SECTION 7.  Maintenance and Operation; Possession; Insignia. (a)(I)  Maintenance.  Lessee, at its own cost and expense, shall: (i) continuously operate, maintain, service, repair and overhaul (or cause to be maintained, serviced, repaired and overhauled) the Engine (including, without limitation, all Parts thereof, including the QEC) in compliance with the Maintenance Program and in compliance with all FAA requirements for FAR Part 121 operation and the Manufacturers’ recommended maintenance program so as to keep the Engine in as good an operating condition as when delivered by the Manufacturer to Lessor, ordinary wear and tear excepted, so as to maintain in effect all material Manufacturers’ warranties and guaranties and as may be necessary to enable the airworthiness and serviceability certification for the Engine and airworthiness certification for any Airframe or airframe on which the Engine may be installed from time to time to be maintained in good standing at all times under the Federal Aviation Act, except when all Bombardier Inc. Canadair Regional Jet Model Series 200 aircraft powered by engines of the same type as the Engine and registered in the United States have been grounded by the FAA, and utilizing the same manner and standard of maintenance, service, repair and overhaul used by Lessee with respect to similar engines used by Lessee in similar circumstances and without in any case discriminating against the Engine by reason of its leased status; provided, however, that in all circumstances the Engine shall be maintained by Lessee in accordance with maintenance standards required by the FAA for FAR Part 121 operation; (ii) maintain or cause to be maintained in English all Aircraft Documentation relating to the Engine and all other records, logs and other materials maintained in respect of the Engine; and (iii) promptly furnish or cause to be furnished to Lessor such information as may be required to enable Lessor to monitor the maintenance status and condition of the Engine and to file any reports required to be filed by Lessor with any governmental authority because of Lessor’s ownership of the Engine or any Aircraft on which the Engine is installed.

(II) Operation.  While installed on an Airframe or airframe and while being operated in any static testing configuration not on an Airframe or airframe, Lessee will continuously operate the Engine in accordance with its FAA approved flight manual (which shall comply with all Manufacturer recommendations and requirements for the Engine type) and the Manufacturer’s

(5)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

maintenance manual.  Lessee will not maintain, use, service, repair, overhaul or operate the Engine in violation of any law or any rule, regulation, order or certificate of any government or governmental authority (domestic or foreign) having jurisdiction, or in violation of any airworthiness certificate, license or registration relating to the Airframe or airframe on which the Engine is installed issued by any such authority, except to the extent Lessee is contesting in good faith the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Lessor or Lessor’s right, title or interest in the Engine and does not involve any risk of sale, forfeiture or loss of the Engine or the Airframe or airframe on which the Engine is installed or any risk of civil liability or criminal liability being imposed on Lessor.  Lessee will not store or operate the Engine or any Airframe or airframe on which the Engine is installed (a) in any area excluded from coverage by any insurance required by the terms of Section 11; provided, however, that the failure of Lessee to comply with the provisions of this clause (a) shall not give rise to an Event of Default hereunder where such failure is attributable to causes beyond the reasonable control of Lessee or to Lessee’s response to extraordinary circumstances involving an isolated occurrence or isolated series of incidents not in the ordinary course of the regular operations of Lessee and in each such case Lessee is taking all reasonable steps to remedy such failure as soon as is reasonably practicable or (b) other than in operations in accordance with the Airline Services Agreement.  Lessee further agrees not to store or operate the Engine, or any Airframe or airframe on which the Engine is installed, outside the United States in any taxable year in a manner that would cause more than 20% of the Basic Rent payable under the Lease to be treated as derived from sources outside the United States.

(b)  Possession.  Lessee will not, without the prior written consent of Lessor, in any manner deliver, transfer or relinquish possession of the Engine or any Airframe or airframe on which the Engine is installed, or install or permit any Engine to be installed on any airframe other than an Airframe; provided that, so long as no Default or Event of Default shall have occurred and be continuing at the time of such delivery, transfer or relinquishment of possession or installation and so long as Lessee shall comply with the provisions of Sections 7(a) and 11 hereof, Lessee may, without the prior written consent of Lessor:

(i)            deliver possession of the Engine, or an Airframe on which it is then installed, to the manufacturer of either thereof (or for delivery thereto) or to any FAA approved organization (or for delivery thereto) for testing, service, repair, maintenance or overhaul work on the Engine or any part of any thereof or such Airframe or for alterations or modifications in or additions to the Engine or such Airframe to the extent required or permitted by the terms of Section 8(c) hereof; or

(ii)           to the extent permitted by Section 8(b) hereof, subject any appliances, Parts or other equipment owned by Lessor and removed from the Engine to any pooling arrangement referred to in Section 8(b) hereof.

The rights of any transferee who receives possession by reason of a transfer permitted by this paragraph (b) shall be effectively subject and subordinate to all the terms of this Lease, including, without limitation, the covenants contained in Section 7(a) hereof and Lessor’s rights to repossession pursuant to Section 15 hereof, and Lessee shall remain primarily liable hereunder for the performance of all of the terms of this Lease to the same extent as if such transfer had not occurred.  No pooling agreement or other relinquishment of possession of the Engine or any Airframe or airframe on which it is installed shall in any way discharge or diminish any of Lessee’s obligations to Lessor hereunder or constitute a waiver of Lessor’s rights or remedies hereunder.  Notwithstanding anything to the contrary contained herein, Lessee under any and all circumstances may not sublease or sub-sublease, and is prohibited from entering into any sublease or sub-sublease with respect to, the Engine (whether by itself or installed on an Airframe or airframe).

(c)  Insignia.  On or prior to the Commencement Date, or as soon as practicable thereafter (but in no event later than ten (10) days thereafter), Lessee agrees to affix and maintain (or cause to be affixed and maintained), at its expense, on the Engine a nameplate bearing the inscription:

Leased from

Northwest Airlines Inc.,

Lessor

(such nameplate to be replaced, if necessary, with a nameplate reflecting the name of any successor Lessor).  Except as above provided, Lessee will not allow the name of any Person to be placed on the Engine, or on any Airframe or airframe on which the Engine is installed, as a designation that might be interpreted as a claim of ownership; provided that nothing contained in this paragraph shall prohibit Lessee from placing its customary colors and insignia on the Engine or such Airframe or airframe.

(d)           Engine Records.  No later than the 10th day of each calendar month during the Term, Lessee shall deliver to Lessor a written report setting forth the following information for the previous calendar month:

(i)    the manufacturer’s serial number and the registration number of each Airframe or airframe on which the Engine was installed or, if not installed on an Airframe or airframe during any portion of such reporting period, the location of the Engine and a description of steps taken for its preservation and storage;

(ii)   the Flight Hours and cycles performed by the Aircraft on which the Engine was then installed;

(iii)  the maintenance inspections and repairs performed on the Engine in accordance with the Maintenance Program;

(iv)  any airworthiness directives accomplished on the Engine; and

(v)   any Engine malfunctions or performance discrepancies requiring shop-level repair or special- or reduced-interval inspections, including the flight log or technical log entries against the Engine relating thereto together with full details of the corrective maintenance and repair actions taken.

The form of such report shall be acceptable to Lessor, and Lessor and Lessee shall promptly develop the form thereof following execution and delivery of this Lease.

SECTION 8.  Replacement and Pooling of Parts; Alterations, Modifications and Additions.  (a)  Replacement of Parts.  Lessee, at its own cost and expense, will promptly replace or cause to be replaced all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, except as otherwise provided in paragraph (c) of this Section 8 or if the Engine has suffered an Event of Loss.  In addition, Lessee may, at its own cost and expense, remove in the ordinary course of maintenance, service, repair, overhaul or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that Lessee, except as otherwise provided in paragraph (c) of this Section 8, will, at its own cost and expense, promptly replace such Parts.  All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and pooling arrangements to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis) and shall be serviceable in accordance with the Maintenance Program and FAA requirements for FAR Part 121 operation and shall be in as good operating condition as, and shall have a maintenance status, modification status, value and utility at least equal to, the Parts replaced assuming such replaced Parts were in the condition and repair required to be maintained by the terms hereof.  Except as otherwise provided in paragraph (c) of this Section 8, all Parts at any time removed from the Engine shall remain the property of the Owner, no matter where located, until such time as such Parts shall be replaced by Parts which have been incorporated or installed in or attached to the Engine and which meet the requirements for replacement Parts specified above.  Immediately upon any replacement part becoming incorporated or installed in or attached to the Engine as above provided, without further act (subject only to Permitted Liens and any pooling arrangement to the extent permitted by paragraph (b) of this Section 8 and except in the case of replacement property temporarily installed on an emergency basis), (i) title to such replacement Part shall thereupon vest in the Owner, (ii) such replacement Part shall become subject to the Headlease (if any) and this Lease and be deemed part of the Engine for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Engine, and (iii) title to the replaced Part shall thereupon vest in Lessee free and clear of all rights of the Owner, and shall no longer be deemed a Part hereunder.

(b)  Pooling of Parts.  Only after receiving Lessor’s written consent thereto, which may be granted or withheld in its sole discretion, any Part removed from the Engine as provided in paragraph (a) of this Section 8 may be subjected by Lessee to a normal pooling arrangement customary in the airline industry of which Lessee is a party entered into in the ordinary course of Lessee’s business; provided that the Part replacing such removed Part shall be incorporated or installed in or attached to the Engine in accordance with such paragraph (a) as promptly as practicable after the removal of such removed Part.  In addition, only after receiving Lessor’s written consent thereto, which may be granted or withheld in its sole discretion, any replacement Part when incorporated or installed in or attached to the Engine in accordance with such paragraph (a) may be owned by any third party subject to such a normal pooling arrangement, provided that Lessee, at its expense, as promptly thereafter as practicable, either (i) causes title to such replacement Part to vest in the Owner in accordance with such paragraph (a) by Lessee acquiring title thereto for the benefit of, and transferring such title to, the Owner free and clear of all Liens except Permitted Liens (other than pooling arrangements), at which time such temporary replacement part shall become a Part or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Engine a further replacement Part owned by

Lessee free and clear of all Liens except Permitted Liens (other than permitted pooling arrangements) and by causing title to such further replacement Part to vest in the Owner in accordance with such paragraph (a).

(c)  Alterations, Modifications and Additions.  Lessee, at its own expense, will make (or cause to be made) such alterations and modifications in and additions to the Engine as may be required from time to time to meet the applicable standards of the FAA or any other governmental authority having jurisdiction regardless of upon whom nominally imposed; provided, however, that Lessee may, in good faith, contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not adversely affect Lessor or its right, title and interest in the Engine or any Airframe and does not involve any risk of sale, forfeiture or loss of the Engine or any Airframe (or airframe on which it is installed) or any risk of civil liability or criminal liability being imposed on Lessor; provided, further, that no appliance, part, instrument, appurtenance, accessory, furnishing or other equipment of whatever nature relating to such alteration, modification or addition may be leased from any Person other than Lessor.  In addition, Lessee, at its own expense, may from time to time add further parts or accessories and make such alterations and modifications in and additions to the Engine as Lessee may deem desirable in the proper conduct of its business; provided that no such alteration, modification or addition shall diminish the value, utility or remaining useful life of the Engine below the value, utility or remaining useful life thereof immediately prior to such alteration, modification or addition, assuming the Engine was then in the condition required to be maintained by the terms of this Lease.  Title to all Parts incorporated or installed in or attached or added to the Engine as the result of such alteration, modification or addition (the “Additional Parts”) shall, without further act, vest in the Owner, and the Owner shall not be required under any circumstances under this Lease to pay directly for any alteration, modification or addition.  Any Part installed by Lessee as above provided prior to the return of the Engine to Lessor hereunder shall remain the property of the Owner.

Lessee shall not, without Lessor’s prior written consent, make any Major Modifications to the Engine if such Major Modifications to such Airframe or airframe would affect the value, utility or remaining useful life of the Engine.

SECTION 9.  Voluntary Termination.  (a)  Termination by Lessor.  In the event the Engine is installed on an Airframe and the lease of such Aircraft is being terminated, Lessor shall have the right to elect to terminate this Lease concurrently with such Aircraft lease termination on at least two (2) days advance written notice to Lessee (the “Voluntary Termination Date”).  On or before the Voluntary Termination Date, Lessee shall simultaneously pay or cause to be paid to or at the direction of Lessor in funds of the type specified in Section 3(e) hereof, an amount equal to the sum of all unpaid Basic Rent with respect to the Engine due prior to such Voluntary Termination Date, and all unpaid Supplemental Rent due on or prior to the Voluntary Termination Date.

(b)   [Intentionally Omitted].

(c)   [Intentionally Omitted].

(d)   Termination by Lessee.  So long as no Event of Default shall have occurred and be continuing and with the prior written consent of Lessor, Lessee shall have the right at its option at any time during the Term, on at least sixty (60) days prior written notice, to terminate this Lease as to the Engine concurrently with replacement of such Engine as provided in this Section 9(d).  In such event, and prior to the date of such termination, Lessee shall replace the Engine hereunder by complying with the terms of Section 10(a) to the same extent as if an Event of Loss had occurred with respect to the Engine and shall indemnify the Owner for any adverse tax consequences resulting from such substitution, and the Owner shall transfer such right, title, and interest as the Owner may have to the replaced Engine as provided in Section 5(b).  No termination of this Lease with respect to the replaced Engine as contemplated by this Section 9(d) shall result in any reduction of Basic Rent.

SECTION 10.  Loss, Destruction, Requisition, etc. of Engine.  (a)  Event of Loss.  Upon the occurrence of an Event of Loss with respect to the Engine, whether or not installed on an Airframe or an airframe at the time of such Event of Loss, Lessee shall forthwith (and in any event, within five (5) days after such occurrence) give Lessor and any Headlessor written notice thereof and shall use its best efforts within forty-five (45) days (and in any event within sixty (60) days) after the occurrence of such Event of Loss, to convey to the Owner, as replacement for the Engine, title to another General Electric Model CF34-3B1 type engine satisfactory to Lessor, free and clear of all Liens (other than Permitted Liens, which engine may upon its transfer to the Owner become subject to any and all Permitted Liens) and having a value, utility and remaining useful life (including taking into account its cycle and life-limited parts and its maintenance condition and modification status) at least equal to the Engine subject to such Event of Loss assuming no Event of Loss had occurred and that such Engine had been maintained in accordance with this Lease.  Under no circumstances shall the occurrence of an Event of Loss with respect to an Engine while installed on an Airframe or an airframe diminish any obligations of Lessee pursuant to the related Aircraft Lease in respect of the circumstances giving rise to such Event of Loss or in respect of any Event of Loss (as defined in such Aircraft Lease) relating to such Aircraft, nor shall Lessee be entitled to any setoff or discharge of any of its obligations under this Lease or under the Aircraft Lease by virtue of performance of its obligations under the other such agreement.

Prior to or at the time of any such conveyance, Lessee, at its own expense, will:

(1)           furnish the Owner with a full warranty (as to title) bill of sale, in form and substance reasonably satisfactory to the Owner, with respect to such replacement engine,

(2)           cause a Lease Supplement to be duly executed by Lessee and to be filed for recording pursuant to the Federal Aviation Act,

(3)           furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 hereof with respect to such replacement engine as Lessor may reasonably request,

(4)           furnish Lessor with an opinion of qualified FAA counsel, as to the due recordation of the Lease Supplement and all other documents or instruments the recordation of which is necessary to perfect and protect the rights of Lessor in the replacement engine,

(5)           furnish Lessor with an opinion of counsel (which shall be chosen by Lessee) reasonably satisfactory to Lessor to the effect that (A) the certificates, opinions and other instruments and/or property which have been or are therewith delivered to Lessor in connection with such substitution conform to the requirements of this Lease, (B) the replacement property has been validly covered by this Lease, the instruments subjecting such replacement engine to this Lease have been duly filed for recordation pursuant to the Federal Aviation Act, and no further action, filing or recording of any document is necessary or advisable in order to establish and perfect the right, title, estate and interest of the Owner to such replacement engine, and (C) the full warranty bill of sale referred to in clause (1) constitutes an effective instrument for the conveyance of title to the replacement engine,

(6)           cause a financing statement or statements with respect to such substituted property to be filed in such place or places as are deemed necessary or advisable by Lessor or its counsel to perfect its interest in the replacement engine,

(7)           furnish Lessor with an opinion of counsel (which shall be counsel chosen by Lessee and acceptable to Lessor, reasonably satisfactory to Lessor, to the effect that Lessor will be entitled to the benefits of Section 1110 of the U.S. Bankruptcy Code with respect to the substitute engine, provided that such opinion need not be delivered to the extent that immediately prior to such substitution the benefits of Section 1110 of the U.S. Bankruptcy Code were not, solely by reason of a change in law or governmental interpretation thereof, available to Lessor,

(8)           furnish Lessor with an officer’s certificate duly executed by the chairman, vice chairman, president, any execute vice president, any senior vice president, or any vice president of Lessee stating (A) that the replacement engine has at least an equal maintenance status, modification status, value, utility and remaining useful life as the Engine it replaces assuming no Event of Loss had occurred and such Engine had been maintained in the condition required hereunder, (B) each of the conditions specified in this Section 10(b) with respect to such replacement engine have been satisfied and that Lessee will not be in default, by the making and granting of the request for release and the addition of the replacement engine, in the performance of any of the terms and covenants of this Lease, (C) a description of the Engine which shall be identified by manufacturer’s serial number, (D) a description of the replacement engine (including the manufacturer’s name and serial number) as consideration for the Engine to be released, (E) that on the date of the Lease Supplement relating to the replacement engine the Owner will be the legal owner of such replacement engine free and clear of all Liens except Permitted Liens, that such replacement engine will on such date be in good working order and condition and that such replacement engine is substantially the same as or better than the Engine to be released, (F) the maintenance status, modification status, value, utility and remaining useful life of the replacement engine as of the date of such certificate (which shall not be less than the maintenance status, modification status, value, utility and remaining useful life of the Engine to be released (assuming no Event of Loss and that such Engine was in the condition and repair required to be maintained hereunder), (G) that, with respect to the replacement of an Engine pursuant to Section 9(d) hereof, no Event of Default or no Default has occurred which has not been remedied or waived, and (H) that the release of the Engine to be released will not be in contravention of any of the provisions hereof, and

(9)           assign (or cause to be assigned) to the Owner the benefit of all manufacturer’s and vendor’s warranties generally available with respect to the substituted property in substantially the same manner and to substantially the same extent as pursuant to the Purchase Agreement Assignment,

Lessor will transfer, to or at the direction of Lessee without recourse or warranty (except, with respect to Lessor, as to absence of Lessor Liens, including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) all of Lessor’s right, title and interest, if any, in and to (I) the Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (II) all claims, if any, against third parties, for damage to or loss of the Engine, and such Engine shall thereupon cease to be the Engine leased hereunder.  For all purposes hereof, each such replacement engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an “Engine”, as the case may be.  No Event of Loss with respect to an Engine under the circumstances contemplated by the terms of this paragraph (b) shall result in any reduction in Basic Rent.

(b)  Application of Payments from Governmental Authorities for Requisition of Title, etc.  Whether or not the Engine was then installed on an Airframe or an airframe, so much of any payments (other than insurance proceeds the application of which is provided for in Section 11) received at any time by Lessor or by Lessee from any governmental authority or other Person with respect to an Event of Loss and that are remaining after reimbursement of Lessor for reasonable costs and expenses, shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will perform, the terms of Section 10(b) with respect to the Event of Loss for which such payments are made.

(c)  Requisition for Use of an Aircraft by the United States Government.  In the event of the requisition for use by the United States Government or any instrumentality or agency thereof, during the Term, of an Airframe or an airframe on which, in either case, the Engine is installed, and the Engine is included within such requisition for use, Lessee shall promptly notify Lessor of such requisition, and all of Lessee’s obligations under this Lease Agreement with respect to the Engine shall continue to the same extent as if such requisition had not occurred, provided that if the Engine (with or without such Airframe or airframe) is not returned by such government (or instrumentality or agency) prior to the end of the Term, Lessee shall be obligated to return the Engine to or at the direction of Lessor pursuant to, and in all other respects in compliance with the provisions of, Section 5 promptly on the date of such return by such government (or instrumentality or agency).  All payments received by Lessor or Lessee from such government (or instrumentality or agency) for, or allocable to, the use of the Engine during the Term shall be paid over to, or retained by, Lessee; and all payments received by Lessor or Lessee from such government (or instrumentality or agency) for the use of, or allocable to, the Engine after the end of the Term shall be paid over to, or retained by, Lessor.

(d)  Requisition for Use of the Engine by the United States Government.  In the event of the requisition for use of the Engine by the United States Government or any agency or instrumentality thereof (other than in the circumstances contemplated by subsection (c)), Lessee shall replace the Engine hereunder by complying with the terms of Section 10(a) to the same extent as if an Event of Loss had occurred with respect thereto, and, upon compliance with Section 10(a), any payments received by Lessor or Lessee from such government (or instrumentality or agency) with respect to such requisition shall be paid over to, or retained by, Lessee.

(e)  Application of Payments During Existence of Default.  Any amount referred to in this Section 10 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing or if the Airline Services Agreement shall have been terminated or canceled or shall have been terminated in accordance with its terms, but shall be held by Lessor and applied in accordance with Section 28 hereof.  At such time as there shall not be continuing any such Default or Event of Default and the Airline Services Agreement shall not have been terminated or canceled or shall not have terminated in accordance with its terms, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

SECTION 11.  [Insurance  (a)  Public Liability and Property Damage Insurance.  Lessee will carry at its expense (i) comprehensive airline third party legal liability insurance or the equivalent (including, without limitation, passenger legal liability) (and including aircraft war risk and hijacking insurance, unless otherwise agreed by Lessor) insurance and property damage insurance (exclusive of manufacturer’s product liability insurance) with respect to the Engine, in an amount, with respect to third party legal liability insurance (including passenger legal liability) other than aircraft war risk and hijacking insurance, not less than the greater of (x) the amount of public liability and property damage insurance from time to time applicable to engines owned or operated by Lessee of the same type as the Engine and (y) the Minimum Liability Amount, and with respect to aircraft war risk and hijacking insurance, in an amount not less than $1,000,000,000 per occurrence and (ii) cargo liability insurance, in the case of both clause (i) and clause (ii), (A) of the type and covering the same risks as from time to time applicable to aircraft operated by Lessee of the same type as the Engine and (B) which is maintained in effect with insurers of recognized responsibility reasonably acceptable to Lessor.]  Any policies of insurance carried in accordance with this paragraph (a) and any policies taken out in substitution or replacement for any of such policies (A) shall be amended to name Lessor (but without imposing on Lessor liability to pay the premiums for such insurance) as an additional insured as its interest may appear, (B) shall provide that in respect of the interest of Lessor in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure Lessor regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, and (C) shall provide that if the insurers cancel such insurance for any reason whatever or if any change is made in such insurance which adversely affects the interest of Lessor, or such insurance shall lapse for non-

payment of premium, such cancellation, lapse or change shall not be effective as to Lessor for thirty (30) days (seven (7) days in the case of war risk and allied perils coverage) after issuance to Lessor of written notice by such insurers of such cancellation, lapse or change; provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable.  Each liability policy (1) shall be primary without right of contribution from any other insurance which is carried by Lessor, (2) shall expressly provide that all of the provisions thereof, except the limits of liability, shall operate in the same manner as if there were a separate policy covering each insured, and (3) shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor or any other Additional Insured to the extent of any moneys due to Lessor or such Additional Insured.

(b)  Insurance Against Loss or Damage to the Engine.  Lessee shall maintain in effect at its expense, with insurers of recognized responsibility, all-risk ground and flight coverage of the Engine and Parts while installed on any Aircraft and while not so installed (whether such removal is temporary or of indefinite duration) and not replaced by similar components (including, without limitation, war risk and governmental confiscation and expropriation (other than by the government of registry of the Aircraft) and hijacking insurance, unless otherwise agreed by Lessor); provided that such insurance shall at all times while the Engine is subject to this Lease be for an amount not less than the Stipulated Loss Value for the Engine.  Any policies carried in accordance with this paragraph (b) covering the Engine  and any policies taken out in substitution or replacement for any such policies (i) shall name Lessor as additional insured, as its interest may appear (but without imposing on such party liability to pay premiums with respect to such insurance), (ii) shall provide that (A) in the event of a loss involving proceeds in excess of $[50,000], the proceeds in respect of such loss up to an amount equal to the Stipulated Loss Value for the Engine shall be payable to or at the direction of Lessor (except in the case of a loss with respect to the Engine while installed on an airframe other than the Airframe, in which case Lessee shall arrange for any payment of insurance proceeds in respect of such loss to be held for the account of Lessor whether such payment is made to Lessee or any third party), it being understood and agreed that in the case of any payment to Lessor or its designee otherwise than in respect of an Event of Loss, Lessor shall, upon receipt of evidence satisfactory to it that the damage giving rise to such payment shall have been repaired or that such payment shall then be required to pay for repairs then being made, pay, or exercise such rights as it may have to cause to be paid, the amount of such payment to Lessee or its order and (B) the entire amount of any loss involving proceeds of $[50,000] or less or the amount of any proceeds of any loss in excess of the Stipulated Loss Value for the Engine shall be paid to Lessee or its order unless a Default or an Event of Default shall have occurred and be continuing and the insurers have been notified thereof by Lessor, (iii) shall provide that if the insurers cancel such insurance for any reason whatever, or such insurance lapses for non-payment of premium or if any change is made in the insurance which adversely affects the interest of Lessor, such cancellation, lapse or change shall not be effective as to Lessor for thirty (30) days (seven (7) days in the case of hull war risk and allied perils coverage) after issuance to Lessor of written notice by such insurers of such cancellation, lapse or change, provided, however, that if any notice period specified above is not reasonably obtainable, such policies shall provide for as long a period of prior notice as shall then be reasonably obtainable, (iv) shall provide that in respect of the interest of Lessor in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any other Person and shall insure the interest of Lessor as they appear, regardless of any breach or violation of any warranty, declaration or condition contained in such policies by Lessee, (v) shall be primary without any right of contribution from any other insurance which is carried by Lessor, and (vii) shall waive any right of the insurers to set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of Lessor or Lessee to the extent of any moneys due to Lessor.

As between Lessor and Lessee, it is agreed that all insurance payments received as the result of the occurrence of an Event of Loss will be applied as follows:

(x)            if such payments are received with respect to the Engine while not installed on an Airframe, so much of such payments remaining, after reimbursement of Lessor for reasonable costs and expenses, as shall not exceed the Stipulated Loss Value of the Engine determined as of the date of such Event of Loss shall be applied by Lessee to its obligations under Section 10(a) hereof, or, if such obligations have already been performed by Lessee, shall be applied to reimburse Lessee in respect of such obligations, and the balance, if any, of such payments remaining thereafter will be paid over to, or retained by, Lessee, provided that if an Event of Default has occurred and is continuing, such balance, if any, shall be paid over to or retained by Lessor as additional collateral for Lessee’s obligations hereunder until such time as such Event of Default is no longer continuing or this Lease has been terminated (and such amounts applied by Lessor); and

(y)           if such payments are received with respect to an Engine while installed on an Airframe, so much of such payments remaining, after payment by Lessee of any Stipulated Loss Value (as defined in the related Aircraft Lease) payable under the Aircraft Lease relating to such Airframe after reimbursement of Lessor for reasonable costs and expenses, shall be paid over to, or retained by, Lessee, provided that Lessee shall have fully performed, or concurrently therewith will fully perform, the terms of Section 10(a) with respect to the Event of Loss for which such payments are made.

As between Lessor and Lessee, the insurance payments for any property damage loss to the Engine not constituting an Event of Loss with respect thereto will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by Lessee, and any balance (or if already paid for by Lessee, all such insurance proceeds) remaining after compliance with such Sections with respect to such loss shall be paid to Lessee.

(c)  Reports, etc.  Lessee will furnish, or cause to be furnished, to Lessor, on or before the Commencement Date and on or before July 1 in each year thereafter during the Term commencing July, 200_ [July following closing date], a report, signed by Aon Risk Services, Inc. or any other independent firm of insurance brokers reasonably acceptable to Lessor (the “Insurance Brokers”), describing in reasonable detail the insurance and reinsurance then carried and maintained with respect to the Engine and stating the opinion of such firm that the insurance then carried and maintained with respect to the Engine complies with the terms hereof; provided, however, that all information contained in the foregoing report shall not be made available by

Lessor to anyone except (A) to prospective and permitted transferees of Lessor’s interest who agree to hold such information confidential, (B) to Lessor’s counsel or independent certified public accountants or independent insurance advisors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree or governmental ruling or regulation or as may be requested by any regulatory agency or body having authority or (D) as may be necessary for purposes of protecting the interests of any such Person or for the enforcement of this Lease by Lessor.  Lessee will cause such Insurance Brokers to agree to advise Lessor in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee of which it has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Engine.  To the extent such agreement is reasonably obtainable, Lessee will also cause such Insurance Brokers to agree to advise Lessor in writing at least thirty (30) days (seven (7) days in the case of war risk and allied perils coverage), prior to the expiration or termination date of any insurance carried and maintained on the Engine pursuant to this Section 11.  In addition, Lessee will also cause such Insurance Brokers to deliver to Lessor, on or prior to the date of expiration of any insurance policy referenced in a previously delivered certificate of insurance, a new certificate of insurance, substantially in the same form as delivered by Lessee to such parties on the Commencement Date.  In the event that Lessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor or its designee may at its sole option provide such insurance and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost thereof to Lessor or such designee, as the case may be, without waiver of any other rights Lessor or such designee may have; provided, however, that no exercise by Lessor or such designee of said option shall affect the provisions of this Lease, including the provisions of Section 14(g) hereof.

(d)  Self-Insurance.  Lessee may not self-insure the risks required to be insured against pursuant to this Section 11; provided, however, that while the Engine is installed on an Airframe Lessee may self-insure the risks required to be insured against pursuant to Section 11(a) and (b) hereof solely to the extent of any applicable mandatory minimum (or, if applicable, per annum or other period) hull or liability insurance deductible imposed by the hull or liability insurers.

(e)  Additional Insurance by Lessor.  Lessee may at its own expense carry insurance with respect to its interest in the Engine in amounts in excess of that required to be maintained by this Section 11; Lessor may carry for its own account at its sole cost and expense insurance with respect to its interest in the Engine, provided that such insurance does not prevent Lessee from carrying the insurance required or permitted by this Section 11 or adversely affect such insurance or the cost thereof.

(f)  Indemnification by Government in Lieu of Insurance.  With Lessor’s written consent which may be given or withheld in its sole discretion, notwithstanding any provisions of this Section 11 requiring insurance, Lessee may provide, in lieu of insurance against any risk with respect to the Engine, indemnification from, or insurance provided by, the United States Government or any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States against such risk in an amount which, when added to the amount of insurance against such risk maintained by Lessee with respect to the Engine

(including permitted self-insurance) shall be at least equal to the amount of insurance against such risk otherwise required by this Section 11.

(g)  Application of Payments During Existence of Default.  Any amount referred to in paragraph (b) of this Section 11 which is payable to or retainable by Lessee shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or an Event of Default shall have occurred and be continuing or if the Airline Services Agreement shall have been terminated or canceled  or shall have terminated in accordance with its terms, but shall be held by Lessor and applied in accordance with Section 28 hereof.  At such time as there shall not be continuing any such Default or Event of Default and the Airline Services Agreement shall not have been terminated or canceled or shall not have terminated in accordance with its terms, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.]

SECTION 12.  Inspection.  At all times upon notice to Lessee, Lessor or its authorized representative may inspect the Engine, whether or not installed on an Airframe or airframe and inspect and make copies (at its expense) of the Aircraft Documentation and other manuals, logs, books and records of Lessee relating to the maintenance of the Engine, any such inspection may, at Lessor’s election, include a visual, walk-around inspection, opening any panels, cowls or the like, Engine borescope inspections, Engine power assurance runs, ground operation and function checks; provided that no exercise of such inspection right shall unreasonably interfere with the scheduled operation or maintenance of the Engine or any Airframe on which it is then installed by, or the business of, Lessee unless deemed critical by Lessor.  In addition, upon receipt by Lessee of a written request from Lessor specifying that Lessor desires to have an authorized representative observe the next shop visit of the Engine (whether or not installed on any Airframe or airframe), under any maintenance program or regimen then maintained by Lessee, Lessee shall cooperate with Lessor to enable Lessor’s authorized representative to each observe such next shop visit, including reasonable advance notification to Lessor of the time and place of such shop visit.  Lessor shall have no duty to make any such inspection nor shall it incur any liability or obligation by reason of not making such inspection.

SECTION 13.  Assignment.  Lessee will not, without the prior express written consent of Lessor, assign in whole or in part this Lease or any of its rights or obligations hereunder.  Lessor may assign in whole or in part, or convey all or any part of its right, title and interest in and to, this Lease after giving Lessee ten (10) days notice thereof.  Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

SECTION 14.  Events of Default.  Each of the following events shall constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

(a)           Lessee shall not have made a payment of Basic Rent or Stipulated Loss Value when the same shall have become due; or

(b)           Lessee shall have failed to make a payment of Supplemental Rent (other than Stipulated Loss Value) after the same shall have become due and such failure shall continue for five (5) days; or

(c)           (i)            Lessee shall have failed to perform or observe (or caused to be performed and observed) any covenant or agreement to be performed or observed by it under any Lessee Document other than the Airline Services Agreement and such failure shall continue unremedied for a period of five (5) days after the earlier of (x) receipt by Lessee of written notice thereof from Lessor, or (y) insofar as the failure to perform or observe (or caused to be performed and observed) any covenant or agreement relates to any material covenant or agreement, an officer of Lessee as the case may be, whose functions and duties would make him familiar with the terms of this Lease has knowledge; or

(ii)           Lessee Guarantor shall have failed to perform or observe any covenant or agreement to be performed or observed by it under the Lease Guarantee and such failure shall continue unremedied for a period of five (5) days after the earlier of (x) receipt by Lessee Guarantor of written notice thereof from           Lessor, or (y) insofar as the failure to perform or observe (or caused to be performed and observed) any covenant or agreement relates to any material covenant or agreement, an officer of Lessee Guarantor whose functions and duties would make him familiar with the terms of the Lease Guarantee has knowledge; or

(d)           (i)            any representation or warranty made by Lessee herein or any document or certificate furnished by Lessee in connection herewith or therewith or pursuant hereto or thereto, shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of Lessor) within ten (10) days after the receipt by Lessee of a written notice from Lessor advising Lessee of the existence of such incorrectness; or

(ii)           any representation or warranty made by Lessee Guarantor in the Lease Guarantee or any document or certificate furnished by Lessee Guarantor in connection herewith or therewith or pursuant hereto or thereto, shall prove to have been incorrect in any material respect at the time made and such incorrectness shall not have been cured (to the extent of the adverse impact of such incorrectness on the interests of Lessor) within ten (10) days after the receipt by Lessee Guarantor of a written notice from Lessor advising Lessee Guarantor of the existence of such incorrectness; or

(e)           the commencement of an involuntary case or other proceeding in respect of Lessee or Lessee Guarantor in an involuntary case under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States or seeking the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Lessee or Lessee Guarantor or for all or substantially all of its property, or seeking the winding-up or liquidation of its affairs and the continuation of any such case or other proceeding undismissed and unstayed for a period of thirty (30) consecutive days or an order, judgment or decree shall be entered in any proceeding by any court of competent jurisdiction appointing, without the consent of Lessee or Lessee Guarantor, as the case may be, a receiver, trustee or liquidator of Lessee or Lessee Guarantor, as the case may be, or of any substantial part of its property, or sequestering or attaching any substantial part of the property of Lessee or Lessee Guarantor, as the case may be, and any such order, judgment or decree or appointment or sequestration shall be final or shall remain in force undismissed, unstayed or unvacated for a period of thirty (30) days after the date of entry thereof; or

(f)            the commencement by Lessee or Lessee Guarantor of a voluntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency or other similar law in the United States, or the consent by Lessee or Lessee Guarantor to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Lessee or Lessee Guarantor, as the case may be, or for all or substantially all of its property, or the making by Lessee or Lessee Guarantor of any assignment for the benefit of creditors, or Lessee or Lessee Guarantor shall enter into any agreement, composition, extension or adjustment with creditors or shall take any corporate action to authorize any of the foregoing; or

(g)           Lessee shall fail to carry and maintain on or with respect to the Engine (whether or not installed on an Airframe) insurance required to be maintained in accordance with the provisions of Section 11 hereof; or

(h)           Lessee shall cease to be a Certificated Air Carrier; or

(i)            an event of default shall have occurred and be continuing under any aircraft, engine, spare parts or facility lease or sublease between Lessor or any Affiliate thereof and Lessee or any Affiliate thereof or under any other agreement, instrument or document evidencing obligations owing from Lessee or any Affiliate thereof to Lessor or any Affiliate thereof; or

(j)            the attachment or taking possession by a creditor of a material part of, or the levy or enforcement of a distress, execution, sequestration or other process upon any assets, rights or revenues of Lessee and such attachment or order is not discharged within thirty (30) days; or

(k)           any event described in Section 10.02 of the Airline Services Agreement giving Lessor the ability to terminate the Airline Services Agreement shall have occurred; or

(l)            any event described in Section 10.03 of the Airline Services Agreement shall have occurred; or

(m)          Lessee shall have materially breached or shall be in default under any material purchase agreement, service agreement, maintenance agreement or other material agreement with any vendor relating to the Engine, including components; or any Airframe on which the Engine is then installed; or

(n)           the Lease Guarantee shall for any reason be terminated or become unenforceable or Lessee Guarantor shall rescind or repudiate the Lease Guarantee.

SECTION 15.  Remedies; Automatic Termination.  (a) Remedies. Upon the occurrence of any Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease Agreement to be in default (provided that this Lease shall be deemed to be declared in default without the necessity of such written declaration upon the occurrence of any Event of Default described in Section 14(e) or Section 14(f)); and at any time thereafter, Lessor may do one or more of the following with respect to all or any part of the Engine as Lessor in its sole discretion shall elect, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect:

(i)            upon the written demand of Lessor and at Lessee’s expense, cause Lessee to immediately return the Engine to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 5 as if the Engine were being returned at the end of the Term, or Lessor, acting in its individual capacity or as attorney for Lessee, at its option, may enter upon the premises where all or any part of the Engine or any Part is located and take immediate possession of and remove the same, without the necessity of first instituting proceedings, or by summary proceedings or otherwise, and Lessee waives any right it may have under applicable law to a hearing prior to repossession of the Engine or Part (and/or, at Lessor’s option, store the same at Lessee’s premises until disposal thereof by Lessor), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise.  Lessee acknowledges and agrees that its obligations to return the Engine in those instances is incontrovertible without prejudice to its right to dispute any amounts, damages, interests or other amounts claimed by Lessor upon termination of this Lease and as such this Lease will be incontrovertible written evidence of such obligation of Lessee to return the Engine which Lessor will be entitled to enforce via injunctive orders.  Without limiting any other provision of this Lease or of any other Operative Document, if an Event of Default has occurred and is continuing, Lessor shall have the right to withhold or set-off against all amounts otherwise payable to Lessee hereunder or under the Airline Services Agreement or under any other aircraft, engine, spare parts or facility lease or sublease between Lessor or any Affiliate thereof and Lessee, all as security for Lessee’s obligations and liabilities under this Lease and the other Operative Documents, and to use and apply in whole or in part any or all of such amounts and set-offs to and against such obligations and liabilities of Lessee, and any such use, application or setoff shall be absolute, final and irrevocable;

(ii)           sell the Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto, except as hereinafter set forth in this Section 15;

(iii)          whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or paragraph (b) above with respect to the Engine, Lessor, by written notice to Lessee specifying a payment date which shall be a Lease Period Date not earlier than ten (10) days from the date of such notice (such specified date, the “Termination Date”), may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the Termination Date, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Engine due for Lease Periods commencing on or after the Termination Date), any unpaid Basic Rent due on or prior to the Termination Date plus whichever of the following amounts Lessor, in its sole discretion, shall specify in such notice (together with interest, if any, on such amount at the Past Due Rate from the Termination Date until the date of actual payment of such amount): (A) an amount equal to the excess, if any, of (I) the Stipulated Loss Value for the Engine, computed as of the Termination Date, over (II) the aggregate fair market rental value (computed as hereafter in this Section 15 provided) of the Engine for the remainder of the Term, after discounting such aggregate fair market rental value to the present value thereof as of the Termination Date at an annual rate equal to the Base Rate; or (B) an amount equal to the excess, if any, of the Stipulated Loss Value for such Aircraft, computed as of the Termination Date, over (II) the fair market sales value of the Engine (computed as hereafter in Section 15 provided) as of the Termination Date;

(iv)          in the event Lessor, pursuant to paragraph (b) above, shall have sold or caused a sale of the Engine, Lessor, in lieu of exercising its rights under paragraph (c) above with respect to the Engine, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Engine due on or after such date), any unpaid Basic Rent with respect to the Engine due on or prior to such date plus the amount of any deficiency between (I) the net proceeds of such sale (after deduction of all reasonable costs of sale) and (II) the Stipulated Loss Value of the Engine, computed as of the Stipulated Loss Value Date on or immediately preceding the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount; and/or

(v)           Lessor may rescind, terminate or cancel this Lease Agreement as to the Engine, and/or may exercise any other right or remedy which may be available to it under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof.

For the purposes of paragraph (iii) above, the “fair market rental value” or the “fair market sales value” of the Engine shall be the rental value or sales value, as the case may be, which would be obtained in an arm’s-length transaction between an informed and willing Lessee or purchaser, as the case may be, under no compulsion to lease or purchase, as the case may be, and an informed and willing Lessor or seller in possession under no compulsion to lease or sell, as the case may be, in each case based upon the actual condition and location of the Engine, which value shall be determined pursuant to an appraisal prepared and delivered by a nationally recognized firm of independent aircraft appraisers chosen by Lessor. The cost of such appraisal or appointment shall be borne by Lessee.

In addition, Lessee shall be liable, except as otherwise provided above and without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses (including fees of the appraisers hereinabove referred to) incurred by Lessor by reason of the occurrence of any Event of Default or the exercise of Lessor’s remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Engine in accordance with the terms of Section 5 or in placing the Engine in the condition and airworthiness required by such Section.

At any sale of the Engine or any part thereof pursuant to this Section 15(a), Lessor  may bid for and purchase such property.  Lessor agrees to give Lessee at least ten (10) days prior written notice of the date fixed for any public sale of the Engine or of the date on or after which will occur the execution of any contract providing for any private sale.  Except as otherwise expressly provided above, no remedy referred to in this Section 15(a) is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies.  No waiver by Lessor of any Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default.

(b)  Automatic Termination.  If the Airline Services Agreement shall be terminated or canceled or shall terminate in accordance with its terms, except for the provisions of Sections 29(b) and 29(c) of this Lease (which shall survive) this Lease shall thereupon terminate forthwith and without notice.  Upon the termination of this Lease as aforesaid and at any time thereafter, Lessor may, to the extent permitted by, and subject to compliance with any mandatory requirements of, applicable law then in effect, and at Lessee’s expense, cause Lessee to immediately return, and Lessee shall immediately return, the Engine to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of Section 5 as if the Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Engine is located and take immediate possession of and remove the same, without the necessity of first instituting proceedings, or by summary proceedings or otherwise, and Lessee waives any right it may have under applicable law to a hearing prior to repossession of the Engine or Part (and/or, at Lessor’s option, store the same in accordance with the provisions of Section 5(d)), all without liability accruing to Lessor for or by reason of such entry or taking of possession or removing whether for the restoration of damage to property caused by such action or otherwise.  Lessee acknowledges and agrees that its obligations to return the Engine in those instances is incontrovertible without prejudice to its right to dispute any amounts, damages, interests or other amounts claimed by Lessor upon termination of this Lease and as such this Lease will be incontrovertible written evidence of such obligation of Lessee to return the Engine which Lessor will be entitled to enforce via injunctive orders.

In addition, Lessee shall be liable for any and all unpaid Rent due hereunder before or during the occurrence of the events referred to in the preceding paragraph, and all costs and expenses incurred in connection with the return of the Engine in accordance with the terms of Section 5 or in placing the Engine in the condition and airworthiness required by such Section.

SECTION 16.  Lessee’s Cooperation Concerning Certain Matters.  Forthwith upon the execution and delivery of each Lease Supplement from time to time required by the terms hereof and upon the execution and delivery of any amendment to this Lease, Lessee will cause such Lease Supplement or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the registry of any aircraft on which the Engine may be installed.  In addition, Lessee will promptly and duly execute and deliver to Lessor such further documents (including the filing of Uniform Commercial Code financing statements and continuation statements with respect to previously filed financing statements) and assurances and take such further action as identified in the annual opinion of counsel required to be furnished pursuant to Section 30(d), and/or as Lessor may, in connection with the delivery of the Engine hereunder and from time to time thereafter, reasonably request, in order more effectively to carry out the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor, hereunder or in respect thereof, including, without limitation, if requested by Lessor, at the expense of Lessee, the execution and delivery of supplements or amendments hereto, each in recordable form, subjecting to the Engine pursuant to the terms thereof and the recording or filing of counterparts thereof, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable.  Lessee agrees to furnish to Lessor, promptly after execution and delivery of any supplement and amendment hereto, an opinion of counsel reasonably satisfactory to Lessor as to the due recording or filing of such supplement or amendment.  Commencing in 200   [calendar year following closing date] on or before April 30 of each year during the Term, Lessee will deliver to Lessor a certificate of Lessee, signed by the President, a Vice President or the Chief Financial Officer of Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of this Lease and the signer does not have actual knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Default or an Event of Default.  Lessee agrees that if an officer of Lessee has actual knowledge of the existence of a Default or an Event of Default, then Lessee shall promptly give to Lessor notice thereof and such other information relating thereto as

Lessor may reasonably request.  Lessee will deliver to Lessor (i) within forty-five (45) days after the end of the first three quarterly periods of each fiscal year of Lessee, a balance sheet of Lessee as of the close of such period, together with related statements of financial performance and cash flows for such period and, upon filing with the Securities and Exchange Commission (and in any event no later than sixty (60) days after the end of the first three quarterly periods of each fiscal year of Lessee Guarantor), the form 10–Q of Lessee Guarantor for such period; (ii) within one hundred and twenty (120) days after the close of such fiscal year, a balance sheet of Lessee as of the close of such fiscal year, together with the related statements of financial performance and cash flows for such fiscal year and the form 10–K of Lessee Guarantor for such period, prepared in the case of clause (i) and (ii) in accordance with generally accepted accounting principles, consistently applied; (iii) within thirty (30) days after the end of each calendar quarter, if not previously provided to Lessor, any Securities and Exchange Commission filings of Lessee and Lessee Guarantor during the preceding calendar quarter; (iv) upon filing with the Securities and Exchange Commission (and in any event no later than ninety (90) days after the close of Lessee Guarantor’s fiscal year), the annual report of Lessee Guarantor for such fiscal year; and (v) from time to time, such financial statements and other information relating to Lessee and Lessee Guarantor as Lessor may reasonably request.

SECTION 17.  Notices.  All notices required under the terms and provisions hereof shall be by telecopy or other telecommunication means (with such telecopy or other telecommunication means to be confirmed in writing), or if such notice is impracticable, by registered, first-class airmail, with postage prepaid, or by nationally recognized overnight courier service, or by personal delivery of written notice and any such notice shall become effective when received, addressed:

(i)            if to Lessor, at 2700 Lone Oak Parkway (A4010), Eagan, Minnesota 55121–1534, Attention: Treasurer (Telecopy No. (612) 726–2221), or to such other address or telecopy number as Lessor shall from time to time designate in writing to Lessee, and

(ii)           if to Lessee, at 1689 Nonconnah Blvd., Suite 111, Memphis, TN  38132, Attention: Chief Financial Officer (Telecopy No. (901)348-4103), or to such other address or telecopy number as Lessee shall from time to time designate in writing to Lessor.

SECTION 18.  No Set-Off, Counterclaim, etc.  This Lease is a net lease.  All Rent shall be paid by Lessee to Lessor in funds of the type specified in Section 3(d).  Lessee’s obligation to pay all Rent payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor or anyone else for any reason whatsoever (whether in connection with the transactions contemplated hereby or any other transactions), including, without limitation, any breach by Lessor of its warranties, agreements or covenants contained in any of the Operative Documents or Lessee Documents, each of which rights Lessee expressly waives, (ii) any defect in the title, registration, airworthiness, condition, design, operation, or fitness for use of, or any damage to or loss or destruction of, the Engine, or any interruption or cessation in or prohibition of the use or possession thereof by Lessee for any reason whatsoever, including, without limitation, any such interruption, cessation or prohibition resulting from the act of any government authority, (iii) any insolvency, bankruptcy, reorganization or similar case or proceedings by or against Lessee or any other person, or (iv) any other circumstance, happening, or event whatsoever, whether or not unforeseen or similar to any of the foregoing.  If for any reason whatsoever this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless agrees without limitation of the other rights or remedies of Lessor hereunder, to pay to Lessor an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been terminated in whole or in part.  Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof.

SECTION 19.  No Renewal.  Lessee shall not have the right to renew this Lease.

SECTION 20.  Maintenance Program.  Lessor shall have the right in its sole discretion upon and after return of the Engine to utilize the Maintenance Program at no cost to Lessor and Lessee hereby agrees that is shall permit Lessor to  utilize the Maintenance Program upon and after return of the Engine at no cost to Lessor.

SECTION 21.  Lessor’s Right to Perform for Lessee.  If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

SECTION 22.  [Intentionally Omitted] [Maintenance Reserves; Investment of Security Funds; Liability of Lessor Limited.  (1)  Upon written notice to Lessee, Lessor may require Lessee to pay to Lessor, as Supplemental Rent, Maintenance Reserves.  Such written notice shall specify the calendar month in respect of which such Maintenance Reserves shall commence to accrue, which may not be earlier than the calendar month in which such notice is given.

(2)           Amount.  Commencing with the calendar month specified in Lessor’s notice given pursuant to Section 22(1), Lessee shall pay the following Maintenance Reserves to Lessor during the Term:

(i)            the amount specified in Table 1 on Exhibit F hereto for each Engine Flight Hour operated by the Engine to cover the Engine’s Basic Shop Visits during the Term (each, “Engine Maintenance Reserves”); and

(ii)           the amount specified in Table 2 on Exhibit F hereto for each Engine Flight Hour operated by the Engine to cover replacement of the Engine’s life-limited parts during the Term (each, “Engine LLP Maintenance Reserves”).

The Engine Maintenance Reserves and the Engine LLP Maintenance Reserves are referred to collectively herein as the “Maintenance Reserves.”  The amount to be paid for each Maintenance Reserve may be adjusted by Lessor during the Term to reflect increases in actual or forecast maintenance expenses.

(3)           Payments.  Lessee shall pay the Maintenance Reserves in respect of each calendar month during which Maintenance Reserves accrue (commencing with the calendar month specified in Lessor’s notice given pursuant to Section 22(1)) on the tenth day of the subsequent calendar month beginning on the tenth day of the calendar month following the calendar month specified in Lessor’s notice given pursuant to Section 22(1) and ending on the tenth day of the calendar month following the last day of the Term.  Lessor shall keep notional running accounts in respect of the Engine to which shall be credited all amounts in respect thereof received under this Section 22(3) and debited all sums paid in respect thereof by Lessor to, or on behalf of, Lessee under Section 22(4).

(4)           Release of Maintenance Reserves.  If Lessee submits to Lessor, within six months after the commencement of such maintenance work and before the thirtieth (30th) day following the Expiration Date, an invoice and supporting documentation evidencing performance of the following work (including work performed to satisfy return conditions in accordance with Section 5(a)) by or on behalf of Lessee, Lessor shall, provided that (x) no reimbursement shall be made in respect of replacement, repair or overhaul caused by foreign object damage, operational or other mishandling, faulty maintenance or any accidental cause or in respect of any cost which is reimbursable by insurance, and (y) no Default or Event of Default has occurred and is continuing, release to Lessee the following amounts from the respective Maintenance Reserves:

(i)            Engine Refurbishment:  with respect to any Engine Basic Shop Visit (excluding controls, accessories and QEC repair/overhaul), the lesser of (i) the amount of such invoice and (ii) the balance of Engine Maintenance Reserves held by Lessor in respect of the Engine at the time of payment;  and

(ii)           Engine Life Limited Parts:  with respect to the exchange of new Life Limited Parts of the Engine in replacement of existing Life Limited Parts during scheduled off-the-wing maintenance, Lessor shall release the lesser of (i) the amount of such invoice less any credit or value Lessee receives in respect of any such replaced existing life limited part and (ii) the balance of Engine LLP Maintenance Reserves held by Lessor in respect of the Engine at the time of payment.

For the avoidance of doubt, Lessee has no right to payment of any amount from the Maintenance Reserves except as expressly provided in this Section 22(4), and any remaining balances of the Maintenance Reserves on the thirtieth (30th) day following the Expiration Date, after application of the foregoing provisions, shall be retained by Lessor as its sole property.   Subject to its rights and obligations hereunder, Lessee will not assign, transfer or otherwise dispose of its rights or interest in the Maintenance Reserves.  To the extent any maintenance expenses exceed the amount available in the applicable Maintenance Reserves account, such expenses shall be for the account of the Lessee and the shortfall, if any, shall not be carried forward or made the subject of any further claim for reimbursement.  Lessor may commingle the Maintenance Reserves with its general funds, and Lessee shall not be entitled to earn interest on the Maintenance Reserves.](6)

SECTION 23.  Service of Process.  Lessor and Lessee each hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease, the subject matter hereof or any of the transactions contemplated hereby brought by Lessor (or, if and so long as the Engine is subject to a Headlease, by any other party to the Headlease Documents) or their respective successors or assigns.

SECTION 24.  Miscellaneous. Subject to Section 15(b), any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor and Lessee.  This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Engine except as a lessee only.  Neither Lessee nor any Affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with the Owner’s ownership of the Engine.  The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all references herein to numbered sections, unless otherwise indicated, are to sections of this Lease.  The Exhibits attached hereto are intended to be an integral part of this Lease and are incorporated into this Lease by reference for all purposes.  THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.  This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.  This Lease, the Airline Services Agreement, and the Lease Supplement contain the complete and exclusive statement of the terms and conditions of the entire Engine lease agreement between Lessor and Lessee for the Term.  Nothing in this Lease shall be interpreted or construed as establishing between the parties a partnership, joint venture or other similar arrangement.

SECTION 25.  [Reserved]

SECTION 26.  Covenant of Quiet Enjoyment.  So long as (a) no Event of Default shall have occurred and be continuing and (b) the Airline Services Agreement shall not have been terminated or canceled or shall not have terminated in accordance with its terms, Lessor shall not interfere with Lessee’s continued use and operation of, and quiet enjoyment of, the Engine.

(6)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

SECTION 27.  Federal Bankruptcy Code.  It is the intention of the parties that the provisions of 11 U.S.C. Section 1110, or any analogous section of the Federal bankruptcy laws, as amended from time to time, shall be applicable to the interest of Lessor in the Engine and to any right of Lessor to take possession of the Engine in compliance with the provisions of this Lease, as the same may be amended, modified or supplemented from time to time.

SECTION 28.  Use of Funds.  If a Default or an Event of Default shall have occurred and is continuing, or if a default or an event of default under any other aircraft, engine, spare parts or facility lease or sublease or any other agreement, instrument or document between Lessor or any Affiliate thereof and Lessee or any Affiliate thereof shall have occurred and is continuing, Lessor shall have the right in its sole discretion to apply any funds of Lessee that it holds including, without limitation, those which are part of the Security Deposit, [Maintenance Reserves](7) or Basic Rent and those which are held pursuant to Sections 10(f)(i) and 11(g)(i) hereof, to cure any Default or Event of Default or any default or event of default under any agreement, instrument or document between Lessor or any Affiliate thereof and Lessee or any Affiliate thereof; provided, however, that Lessor shall have no obligation hereunder to apply any such funds. The amount of any such funds so applied and the amount of the reasonable expenses of Lessor incurred in connection with such application, together with interest thereon at the Past Due Rate shall be deemed Supplemental Rent, payable by Lessee upon demand.

SECTION 29.  Lessee’s Representations, Warranties and Indemnities. (a)  In General.  Lessee represents, warrants and covenants to Lessor that as of the Commencement Date:

(i)            Lessee is a Certificated Air Carrier and corporation duly organized and validly existing pursuant to the laws of the State of Georgia; is duly qualified to do business as a foreign corporation in each jurisdiction in which its operations or the nature of its business requires, other than failures to qualify which would not have a material adverse effect on the consolidated business, assets, properties or condition (financial or otherwise) of Lessee and its subsidiaries taken as a whole or on the ability of Lessee to perform its obligations under the Lessee Documents; has its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) located at Memphis, Tennessee; holds all licenses, certificates, permits and franchises from the appropriate agencies of the United States and/or all other governmental authorities having jurisdiction necessary to conduct its business as presently conducted (other than those licenses, certificates, permits and franchises which, if not obtained, would not have an adverse effect on the consolidated business assets, properties or condition (financial or otherwise) of Lessee or on the ability of Lessee to perform its obligations under the Lessee Documents); and has the corporate power and authority to own or hold under the Lease its properties wherever located or used and to enter into and perform its obligations under the Lessee Documents;

(7)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

(ii)           the execution, delivery and performance by Lessee of the Lessee Documents to which Lessee is a party will, on the Commencement Date, have been duly authorized by all necessary corporate action on the part of Lessee, do not require any stockholder approval, or approval or consent of any trustee or holders of any indebtedness or obligations of Lessee except such as have been duly obtained or by the Commencement Date will have been duly obtained, and neither the execution or delivery thereof or the consummation by Lessee of the transactions contemplated thereby nor the compliance by Lessee with any of the terms and provisions of such agreements contravenes any law, judgment, government rule, regulation or order binding on Lessee or the certificate of incorporation or by–laws of Lessee or contravenes the provisions of, or constitutes a default under, or results in the creation of any Lien (other than Permitted Liens) upon the property of Lessee under, any indenture, mortgage, contract or other agreement to which Lessee is a party or by which it or its properties may be bound or affected;

(iii)          neither the execution and delivery by Lessee of the Lessee Documents to which Lessee is a party nor the performance by Lessee of its obligations thereunder require the consent or approval of, the giving of notice to, or the registration with, or the taking of any other action in respect of, any Federal, state or foreign government authority or agency, except for (A) the orders, permits, waivers, exemptions, authorizations and approvals of the regulatory authorities having jurisdiction over the operation of the Aircraft by Lessee required to be obtained on or prior to the Commencement Date, which orders, permits, waivers, exemptions, authorizations and approvals have been duly obtained and are, or will on the Commencement Date be in full force and effect, (B) [Intentionally Omitted] and (C) such consents, approvals, notices, registrations and other actions required by the terms of the Lessee Documents to the extent required to be given or obtained only after the Commencement Date;

(iv)          on the Commencement Date the Lessee Documents to which Lessee is a party will each constitute legal, valid and binding obligations of Lessee enforceable against Lessee in accordance with the terms thereof (except as enforceability may be limited by (A) general principles of equity, (B) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, (C) applicable laws which may affect the remedies provided therein; which laws, however, do not make the remedies provided therein inadequate for the practical realization of the benefits provided thereby, except that no representation or warranty is made as to the amount of priority of any recovery under any particular circumstances, and (D) in the case of indemnity provisions contained in such documents, as limited by public policy considerations);

(v)           there are no pending or, to the best of Lessee’s knowledge, threatened actions, suits or proceedings before any court, governmental body, arbitration board, tribunal or administrative agency which might adversely affect the business, condition (financial or otherwise), operations or properties of Lessee or Lessee’s ability to perform its obligations under the Lessee Documents to which Lessee is a party;

(vi)          [except for (A) the filing for recording pursuant to the Federal Aviation Act of the Lease with the Lease Supplement covering the Aircraft,  (B) the filing for recording of the termination of the Predecessor Lease, and (C) the filing of financing statements (and continuation statements at periodic intervals) with respect to the security and other interests created by such documents under the Uniform Commercial Code, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the Uniform Commercial Code of any applicable jurisdiction), is necessary in order to establish and perfect Lessor’s interest in the Aircraft as against Lessee in any applicable jurisdictions in the United States;](8)

(vii)         there has not occurred any event which constitutes an Event of Default under the Lease or a default or an event of default under any other aircraft, engine, spare parts or facility lease or sublease or any other agreement, instrument or document between Lessor or any of its Affiliates and Lessee (or any event which with the giving of notice or the passage of time or both would constitute an Event of Default under the Lease or an event of default under any other aircraft, engine, spare parts or facility lease or sublease between Lessor or any of its Affiliates and Lessee) which is presently continuing;

(viii)        the Engine will be free and clear of all Liens, except Permitted Liens (including, for this purpose, any Lien which would be a Lessor Lien but for the proviso to either such definition);

(ix)           the Engine will be duly certified by the FAA as to type, serviceability and airworthiness, will be insured by Lessee in accordance with the terms of this Lease and will be in the condition and state of repair required under the terms of this Lease;

(x)            Lessor, as lessor hereunder, will be entitled to the benefits of 11 U.S.C. Section 1110 (or any successor statute containing the material terms of 11 U.S.C Section 1110) in the event of any reorganization of Lessee under such Section; and

(xi)           there has not been any material adverse change in the operations or financial condition of Lessee since March 1, 2002.

(b)   General Tax Indemnity.

(i)            Indemnity.  Except as provided in Section 29(b)(ii) hereof, Lessee shall on an After–Tax Basis pay, protect, save and on written demand shall indemnify and hold harmless any Tax Indemnitee from and against any and all

(8)  As applicable.

Taxes howsoever imposed against any Tax Indemnitee, Lessee, Lessee Person or any Aircraft, Airframe or airframe on which the Engine is installed from time to time, the Engine, or any Part thereof or interest therein by any Federal, state or local government or other taxing authority in the United States or by any foreign government or any political subdivision or taxing authority thereof or by any territory or possession of the United States or by any international authority (“Taxing Authority”) upon or in connection with or relating to (A) the construction, financing, refinancing, purchase, acquisition, acceptance, rejection, delivery, nondelivery, transport, ownership, registration, re-registration, insuring, assembly, possession, repossession, operation, location, use, control, condition, maintenance, repair, sale, return, abandonment, installation, storage, redelivery, replacement, leasing, subleasing, modification, rebuilding, importation, exportation, transfer of title, transfer of registration, or other application or disposition of the Engine or any Part thereof or any interest in the foregoing, (B) the rentals, receipts or earnings from the Engine or any Part thereof or any interest in the foregoing, (C) any amount paid or payable pursuant to any Operative Document or Lessee Document or any document related to any Operative Document or Lessee Document, (D) any Aircraft, Airframe or airframe on which the Engine is installed from time to time, the Engine or any Part thereof or any interest in the foregoing, (E) any or all of the Operative Documents or the Lessee Documents or the execution, issuance, delivery or registration of, or the performance under, or otherwise with respect to any of the Operative Documents or Lessee Documents and any other documents contemplated hereby or thereby and amendments and supplements hereto and thereto or the execution, delivery or performance of any thereof or the issuance, acquisition, modification, holding or subsequent transfer thereof, or (F) otherwise with respect to or in connection with the transactions contemplated by the Operative Documents or the Lessee Documents.

(ii)           Exclusions from General Tax Indemnity.  The provisions of Section 29(b)(i) shall not apply:

(1)  to any Income Tax (as defined in Section 29(d) hereof) imposed on Lessor by the United States Federal government;

(2)  to any Tax to the extent imposed as a result of a voluntary transfer or disposition by a Tax Indemnitee including, without limitation, a transfer or disposition of all or any portion of its equitable or legal ownership or leasehold interest in the Engine, any Part or any Operative Document or Lessee Document, or any interest in such Tax Indemnitee, unless such transfer or disposition shall occur (A) during the continuance of a Default or Event of Default under this Lease or the Aircraft Lease with respect to any Aircraft or Airframe on which the Engine is then installed, or upon the termination or cancellation of the Airline Services Agreement or (B) in connection with the termination of the Lease or the action or direction of Lessee pursuant to Sections 2, 5 ,6, 7, 8, 9 or 10 of this Lease;

(3)  [reserved];

(4)  to Taxes to the extent imposed with respect to events occurring or matters arising, after the earlier of (x) the return of physical possession of the Engine to Lessor or its designee pursuant to the terms of this Lease or (y) the commencement of storage pursuant to Section 5(c) hereof; provided the exclusion set forth in this subparagraph (4) shall not apply to Taxes to the extent such Taxes relate to events, periods or matters occurring or arising prior to or simultaneously with such time or arise as a result of amounts payable by Lessee after such time or occur during the continuance of a Default or Event of Default under this Lease;

(5)  to any Tax to the extent arising out of or caused by, or to the extent such Tax would not have been incurred but for, (A) the willful misconduct of such Tax Indemnitee or (B) the breach of any representation, covenant or agreement by such Tax Indemnitee in any Operative Document; or

(6)  [reserved].

Nothing contained in Section 29(b)(ii) hereof shall apply to any Tax in the nature of a sales, use, value added, goods and services, transfer, recording, excise or registration Tax imposed on or with respect to the Engine or any Part or interest therein or title thereto, incurred prior to, or on the date of, the execution and delivery of this Lease.

For the avoidance of doubt, and notwithstanding any provision herein to the contrary, Lessee agrees to indemnify Lessor on an After-Tax Basis against, and agrees to hold Lessor harmless from, any and all payments, indemnities and gross-ups required to be made by Lessor to or for the benefit of any other Person pursuant to any agreement between Lessor and such other Person relating to the Engine or any Part thereof.

(iii)          Calculation of General Tax Indemnity Payments.  Notwithstanding any provision contained in Section 29(b)(ii) hereof, any payment which Lessee shall be required to make to, or for the account of, any Tax Indemnitee, with respect to any Tax (or any payment made in connection with the payment or contest of any Tax) which is subject to indemnification under this Section 29(b) shall be paid on an After-Tax Basis.  Any calculation of an indemnity payment for an inclusion item, and of any gross–up of an indemnity or reverse indemnity payment, will be on the basis of then–actual Federal, state, and local tax rates applicable to such Tax Indemnitee, and based upon the assumption that the Tax Indemnitee is fully taxable at such tax rates.

Any Taxes that are imposed on any Tax Indemnitee as a result of the disallowance or reduction of any tax benefit (including foreign tax credits) referred to in this subsection as to which Lessor has made a payment to Lessee required hereby (or as to which such Lessor would have made payment but for Section 29(b)(viii) or which benefit was otherwise taken into account in computing Lessee’s indemnity obligation pursuant to this Section 29(b)) in a taxable year subsequent to the utilization by the Tax Indemnitee, or any amount required to be paid by Lessor to a Tax Indemnitee pursuant to any other agreement with such Tax Indemnitee relating to the Engine shall be treated as a Tax for which Lessee is obligated to indemnify the relevant Tax Indemnitee or reimburse Lessor pursuant to the provisions of this Section 29(b), without regard to the exclusions set forth in Section 29(b)(ii) hereof.

(iv)          General Tax Indemnity — Contests.  With respect to any Tax Indemnitee that is Lessor or any Affiliate thereof (a “Lessor Tax Indemnitee”) at Lessee’s written request and with the written consent of Lessor, Lessee shall be entitled to contest any claim with respect to any Tax imposed on such Lessor Tax Indemnitee other than an Income Tax either in Lessee’s name or in the name of such Lessor Tax Indemnitee at Lessee’s sole cost and expense (a “Lessee Controlled Contest”). If Lessor receives a written claim from any Tax Indemnitee or any Taxing Authority for any Tax for which Lessee is obligated pursuant to Section 29(b)(i), Lessor shall notify Lessee promptly of such claim (it being understood and agreed that failure to provide such notice shall not adversely affect or otherwise prejudice any Tax Indemnitee’s right to an indemnity hereunder except to the extent such failure precludes any contest of such claim).  If the Tax cannot be contested in a Lessee Controlled Contest for any reason (including, but not limited to the refusal of the Lessor or other Tax Indemnitee to consent thereto), upon written request from Lessee received by Lessor within ten (10) Business Days of such notice Lessor or such Tax Indemnitee shall contest such claim in good faith at Lessee’s sole cost and expense.  Any such contest shall be at Lessor’s or such Tax Indemnitee’s, as the case may be, control and direction.  In any such contest the Tax Indemnitee or Lessor, as the case may be, may in its sole discretion select the forum for such contest and determine whether any such contest shall be by (A) resisting payment of such Tax, (B) paying such Tax under protest or (C) paying such Tax and seeking a refund or other repayment thereof.  In no event shall Lessor be required to contest, or to request a Tax Indemnitee to contest, or Lessee be permitted to contest, the imposition of any Tax for which Lessee is obligated pursuant to this Section 29(b) unless (W) no Default or Event of Default shall have occurred and be continuing, (X) Lessee shall have agreed to pay to Lessor and to the Tax Indemnitee on demand on an After-Tax Basis all reasonable costs and expenses that Lessor and the Tax Indemnitee may incur in connection with contesting such claim (including, without limitation, all reasonable legal and accounting fees and disbursements), (Y) such action to be taken will not result in a risk of sale, forfeiture or loss of, or the creation of any Lien on, the Engine or any Part, or any Aircraft, Airframe or airframe on which the Engine is installed, other than Permitted Liens or a risk of imposition of criminal penalties, and (Z) if such contest shall be conducted in a manner requiring the payment of the claim, Lessee shall have paid the amount required directly to the appropriate authority or made an advance of the amount thereof to such Tax Indemnitee on an interest-free basis and agreed to indemnify

Lessor and such Tax Indemnitee on an after-tax basis for any cost or Taxes payable with respect to such advance.  In addition, Lessee shall not have any right to request Lessor or any other Tax Indemnitee to contest a claim unless (x) the amount of indemnity payments that Lessee would be required to make if the contest were unsuccessful is at least $50,000, (y) prior to commencement of any contest, Lessee has delivered to Lessor and, if requested by Lessor, the Tax Indemnitee a written acknowledgment of Lessee’s obligation under this Section 29(b) to indemnify such Lessor and such Tax Indemnitee with respect to the Tax at issue to the extent that the contest is unsuccessful; and (z) Lessor and the relevant Tax Indemnitee has received an opinion of independent tax counsel selected by Lessor that concludes that a Reasonable Basis exists with respect to the tax position Lessee has asserted.  For the purposes of this Section 29(b), the term “Reasonable Basis” shall have the meaning set forth for such term in Formal Opinion 85-352 issued by the Standing Committee on Ethics and Professional Responsibility of the American Bar Association.  Lessee shall have no right to pursue or appeal or cause any Tax Indemnitee or Lessor to pursue or appeal an adverse judicial decision without the prior written consent of Lessor and, if required by Lessor, the relevant Tax Indemnitee.

Nothing contained in this Section 29(b)(iv) shall require a Lessor or a Tax Indemnitee to contest, or permit Lessee to contest, a claim which such Tax Indemnitee would otherwise be required to contest, if such Tax Indemnitee shall waive payment by Lessor and Lessee of any amount that might otherwise be payable by Lessee under this Section 29(b) in respect of such claim and any other claim, the contest of which would be precluded.  In addition, for the avoidance of doubt, Lessee shall have no right to contest or require any other party to contest any Tax imposed on a Tax Indemnitee in a manner or to the extent that is inconsistent with Lessor’s rights under any Operative Document or Lessee Document.

(v)           General Tax Indemnity — Reports.  If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 29(b), Lessee shall timely file the same at its sole expense (except for any such report, return or statement which a Tax Indemnitee has notified Lessor or Lessee that such Tax Indemnitee intends to file or which such Tax Indemnitee is required by law to file in its own name).  Lessee shall either file such report, return or statement so as to show the ownership of the Engine in the Owner and send a copy of such report, return or statement to Lessor, the Tax Indemnitee and the Owner or, where Lessee is not so permitted to file such report, return or statement, it shall notify the Tax Indemnitee and Lessor of such requirement and prepare and deliver such report, return or statement to the Tax Indemnitee and Lessor in a manner satisfactory to such Tax Indemnitee and Lessor within a reasonable time prior to the time such report, return or statement is to be filed.  Lessee shall hold Lessor and the Tax Indemnitee harmless on an After-Tax Basis from and against any penalties, interest, fines or additions to Tax caused by the inaccuracy of any report, return or statement prepared and filed by Lessee on behalf of Lessor or any other Tax Indemnitee. Lessee will provide at

Lessee’s expense to Lessor and the Tax Indemnitee such information as Lessor or any Tax Indemnitee may reasonably request in writing that is reasonably necessary to enable Lessor or such Tax Indemnitee to comply with their tax filings, audit and litigation requirements.  If Lessee receives written notice from a Taxing Authority or a Tax Indemnitee or otherwise of a Tax that is imposed upon a Tax Indemnitee but not indemnified against by Lessee hereunder, Lessee will promptly forward a copy of such notice to Lessor and the Tax Indemnitee.  Lessee shall also provide or cause to be provided to Lessor, upon request and at Lessee’s expense, all documents, records and other information that Lessor is required to provide any Tax Indemnitee under any applicable agreements between Lessor and such Tax Indemnitee.

(vi)          Verification.  At Lessee’s written request after Lessee receives computations showing the amount of any indemnity payable by Lessee pursuant to Section 29(b)(i), Lessor shall exercise its rights, if any, under applicable agreements with the claimant Tax Indemnitee with respect to verification of such computation.  If Lessee pays such indemnity in whole or in part before completion of the verification procedure, appropriate adjustments will be made promptly after completion of the verification procedure to take into account any redetermination of the indemnity by the accounting firm.  Any fee and disbursements of the accounting firm payable by Lessor shall be paid by Lessee.  Lessee will have no right under this Section 29(b) to examine any tax return of any Tax Indemnitee or Lessor.  The sole responsibility of such accounting firm shall be to verify the computations of the amount payable hereunder and the interpretation of this Agreement or any other agreement shall not be within the scope of such accounting firm’s responsibilities.

(vii)         General Tax Indemnity — Payment.  Except as provided in Section 29(b)(iv) hereof, Lessee shall pay any Tax for which it is liable pursuant to Section 29(b)(i) directly to the appropriate taxing authority if legally permissible or upon demand of a Tax Indemnitee or Lessor shall pay such Tax and any other amounts due hereunder to such Tax Indemnitee or to Lessor as indicated in such demand within ten (10) Business Days of such demand.  Any such demand for payment from a Tax Indemnitee or Lessor shall specify in reasonable detail the payment and the facts upon which the right to payment is based.  Lessor shall request that the Tax Indemnitee promptly forward to Lessee a copy of any notice, bill or advice received by it to the extent concerning any Tax indemnified against hereunder (provided that the failure of the Lessor to make such request or the failure of the Tax Indemnitee to forward such notice, bill or advice shall not adversely affect the Lessor’s or Tax Indemnitee’s rights to indemnification hereunder).  Within twenty (20) days after the date of each payment by Lessee of any Tax indemnified against hereunder, Lessee shall furnish the appropriate Tax Indemnitee (with a copy to Lessor) the original or a certified copy of a receipt for Lessee’s payment of such Tax or such other evidence of payment of such Tax as is reasonably acceptable to such Tax Indemnitee.

(viii)        Application of Payments During Existence of Default or Event of Default.  Any amount payable to Lessee pursuant to the terms of this Section 29(b) shall not be paid to or retained by Lessee if at the time of such payment or retention a Default or Event of Default shall have occurred and be continuing or if the Airline Services Agreement shall have been terminated or cancelled or shall have been terminated in accordance with its terms, but shall be held by Lessor and applied pursuant to Section 28 hereof..

(ix)           [Intentionally Omitted].

(x)            Inclusions.  If Lessor is required by any Taxing Authority to include in its income for income tax purposes, or Lessor receives an opinion from independent tax counsel selected by Lessor and reasonably acceptable to Lessee, that Lessor does not have a Reasonable Basis to exclude from its income for income tax purposes, any amount in respect of, or resulting from (i) any modification, repair, improvement, addition, substitution or replacement of the Engine or any Part, or of any Aircraft, Airframe or airframe on which the Engine is installed from time to time, (ii) any payment of Basic Rent or Supplemental Rent under the Lease by or on behalf of Lessee in an amount greater, or at a time earlier, than the amounts or times provided in the Lease, (iii) any warranty or indemnity payments or refunds attributable to the Engine received from the Manufacturer which was not remitted to, and retained by, Lessor, (iv) the theft, destruction or other loss of the Engine or any Part; (v) any application of Section 467(b)(2) to the Lease; (vi)   any payment of indemnities to a Tax Indemnitee or Indemnitee (other than Lessor) or fees, expenses or reimbursement to a trustee, agent or other Person pursuant to this Agreement, or (vii) any act or payment by Lessee not required under the terms of the Lessee Documents (herein called a “Lessor Inclusion”), Lessee shall pay to Lessor an amount which, on an After-Tax Basis, shall be equal to the amount of the additional taxes on or measured by gross or net income (plus any and all fines, penalties, additions to tax and interest calculated by reference thereto) payable by Lessor as a result of such Lessor Inclusion.

(xi)           Contests Etc.  The provisions of Section 29(b)(iii) and 29(b)(iv) of this Agreement shall apply, mutatis mutandis, with respect to any Lessor Inclusion.

(xii)          Minimum Indemnity.  The amount of any indemnity payable by Lessee to Lessor pursuant to this Section 29 shall in all events be an amount sufficient to restore Lessor to the position that Lessor would be in if the Lessor Inclusion or any indemnity otherwise payable by Lessor pursuant to any agreement with a Tax Indemnitee that gave rise to Lessee’s obligation hereunder had not occurred.

(c)  General Indemnity.  Lessee hereby agrees to indemnify each Indemnitee against, and agrees to protect, defend, save and keep harmless each thereof from (whether or not the transactions contemplated herein or in any of the other Lessee Documents are consummated), any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements (including reasonable legal fees and expenses but excluding internal costs and expenses such as salaries and overhead), of whatsoever kind and nature (collectively called “Expenses”) imposed on, incurred by or asserted against any Indemnitee, in any way relating to or arising out of (A) any of the Operative Documents or the Lessee Documents or any of the transactions contemplated thereby or the enforcement of any of the terms thereof or any amendment, modification or waiver in respect thereof, (B) the manufacture, purchase, acceptance or rejection of any Aircraft, Airframe, airframe, the Engine or any Part, (C) any Aircraft, Airframe or airframe (or any portion of any thereof) or the Engine or any Part whether or not arising out of the finance, refinance, ownership, delivery, nondelivery, storage, sublease, possession, use, non-use, operation, maintenance, registration, reregistration, condition, modification, alteration, replacement, repair, substitution, sale, return or other disposition of any Aircraft, Airframe, airframe (or any portion of any thereof) or the Engine or any Part) including, without limitation, latent or other defects, whether or not discoverable, strict tort liability, any damage to property or the environment, death of or injury to any person and any claim for patent, trademark or copyright infringement; provided that the foregoing indemnity as to any Indemnitee shall not extend to any Expense to the extent resulting from or arising out of or attributable to one or more of the following: (A) any representation or warranty by such Indemnitee in the Operative Documents being incorrect in any material respect, or (B) the failure by such Indemnitee to perform or observe any agreement, covenant or condition in any of the Operative Documents applicable to it including, without limitation, with respect to the creation or existence of a Lessor Lien (including for this purpose Liens which would be Lessor Liens but for the proviso in the definition of Lessor Liens) attributable to it (except to the extent such failure was caused by the failure of Lessee to perform any obligation under a Lessee Document), or (C) the willful misconduct of such Indemnitee, or (D) with respect to any Indemnitee, a disposition by such Indemnitee of all or any part of such Indemnitee’s interest in the Engine or in the Operative Documents other than during the continuance of a Default or an Event of Default under the Lease, or (E) except to the extent relating to the payment of any Expenses on an After-Tax Basis, any Tax whether or not Lessee is required to indemnify for such Tax pursuant to Section 29(b) hereof, or (F) except to the extent fairly attributable to acts, omissions or events occurring prior thereto, acts or events which occur with respect to the Engine or any Part after the return of physical possession of the Engine or such Part to Lessor pursuant to the terms of the Lease.  Lessee further agrees to indemnify Lessor against, and agrees to protect, defend, save and keep harmless Lessor from (whether or not the transactions contemplated herein or in any of the other Lessee Documents are consummated), any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, out-of-pocket costs, expenses and disbursements of whatsoever kind and nature imposed on, incurred by or asserted against Lessor pursuant to any indemnification obligations of Lessor under any agreement with any other person relating to the Engine or any Aircraft or Airframe on which it is installed.

Lessee further agrees that any payment or indemnity pursuant to this Section 29(c) in respect of any Expenses or other amounts payable by Lessee pursuant to this Section 29(c) shall be paid on an After-Tax Basis.

If, by reason of any Expense payment made to or for the account of an Indemnitee by Lessee pursuant to this Section 29(c), such Indemnitee subsequently realizes a tax deduction or credit or any reduction in Taxes not previously taken into account in computing such payment, such Indemnitee shall promptly pay to Lessee, but only if Lessee shall have made all payments then due and owing to such Indemnitee under the Lessee Documents, an amount equal to the sum of (I) the actual reduction in Taxes realized by such Indemnitee which is attributable to such deduction or credit, and (II) the actual reduction in Taxes realized by such Indemnitee as a result of any payment made by such Indemnitee pursuant to this sentence; provided, however, that no Indemnitee shall be obligated to make any payment pursuant to this sentence to the extent that the amount of such payment would exceed (i) the aggregate amount of all prior payments by Lessee to such Indemnitee under this Section 29(c) less (ii) the aggregate amount of all prior payments with respect to such Tax by such Indemnitee to Lessee pursuant to this sentence, with any excess being carried forward to offset Lessee’s obligations, if any, to make subsequent payments to such Indemnitee under this Section 29(c).

Nothing in this Section 29(c) shall be construed as a guaranty by Lessee of the residual value of the Engine.

If a claim is made against an Indemnitee involving one or more Expenses and such Indemnitee has notice thereof, such Indemnitee shall promptly, upon receiving such notice, give notice of such claim to Lessee and Lessor; provided that the failure to provide such notice shall not release Lessee from any of its obligations to indemnify hereunder, and no payment by Lessee to an Indemnitee pursuant to this Section 29(c) shall be deemed to constitute a waiver or release of any right or remedy which Lessee may have against such Indemnitee for any actual damages as a result of the failure by such Indemnitee to give Lessee such notice.  Lessee shall be entitled, at its sole cost and expense, acting through counsel acceptable to the respective Indemnitee, (A) so long as Lessee has agreed in a writing acceptable to such Indemnitee that Lessee is liable to such Indemnitee for such Expense hereunder, in any judicial or administrative proceeding that involves solely a claim for one or more Expenses, to assume responsibility for and control thereof, (B) so long as Lessee has agreed in a writing acceptable to such Indemnitee that Lessee is liable to such Indemnitee for such Expense hereunder, in any judicial or administrative proceeding involving a claim for one or more Expenses and other claims related or unrelated to the transactions contemplated by the Operative Documents, to assume responsibility for and control of such claim for Expenses to the extent that the same may be and is severed from such other claims (and such Indemnitee shall use its reasonable efforts to obtain such severance, provided that Lessee has requested such severance and agrees to pay the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable counsel fees and disbursements) incurred by such Indemnitee, if any, in connection with such severance), and (C) in any other case, to be consulted by such Indemnitee with respect to judicial proceedings subject to the control of such Indemnitee.  Notwithstanding any of the foregoing to the contrary, Lessee shall not be entitled to assume responsibility for and control of any such judicial or administrative proceedings (M) while a Default or an Event of Default shall have occurred and be continuing, (N) if such proceedings will involve a risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Engine or on any Aircraft, Airframe or airframe on which the Engine is installed, or (O) if such proceeding could in the good faith opinion of such Indemnitee entail any risk of civil liability or criminal liability or present a conflict of interest making separate representation necessary.  The affected Indemnitee may participate at its own expense and with its own counsel in any judicial proceeding controlled by Lessee pursuant to the preceding provisions.

The affected Indemnitee shall supply Lessee with such information reasonably requested by Lessee as is necessary or advisable for Lessee to control or participate in any proceeding to the extent permitted by this Section 29(c).  Unless a Default or an Event of Default shall have occurred and be continuing (in which case the consent of Lessee shall not be required), such Indemnitee shall not enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 29(c).

Lessee shall supply the affected Indemnitee and Lessor with such information reasonably requested by such Indemnitee as is necessary or advisable for such Indemnitee to control or participate in any proceeding to the extent permitted by this Section 29(c).

Upon payment in full of any Expense or Tax pursuant to this Section 29, Lessee, or, if any Expense or Tax has been paid by insurers, the insurers, without any further action, shall be subrogated to any claims the affected Indemnitee may have relating thereto; provided that Lessee shall not be so subrogated so long as a Default or an Event of Default has occurred and is continuing.  Such Indemnitee agrees to give such further reasonable assurances or agreements and to provide such reasonable cooperation to Lessee or the insurers to permit Lessee or the insurers to pursue such claims, if any, to the extent reasonably requested by Lessee or the insurers.

In the event that Lessee shall have paid an amount to an Indemnitee pursuant to this Section 29(c), and such Indemnitee subsequently shall be reimbursed in respect of such indemnified amount from any other Person, such Indemnitee shall promptly pay to Lessee an amount equal to the amount of such reimbursement (but in no event more than such payment from Lessee) plus any net tax benefit (or minus any net tax detriment) realized by such Indemnitee as a result of any reimbursement received and payment made by such Indemnitee pursuant to this sentence; provided, that Lessor shall not be obligated to make any payment pursuant to this Section 29(c) to the extent that the amount of such payment would exceed (i) the aggregate amount of all prior payments by Lessee to Lessor under this Section 29(c) less (ii) the aggregate amount of all prior payments by Lessor to Lessee pursuant to this Section 29(c), with any excess being carried forward to offset Lessee’s obligations, if any, to make subsequent payments to Lessor under this Section 29(c); provided, further, that such Indemnitee shall have no obligation to reimburse Lessee if (i) a Default or an Event of Default has occurred and is continuing or if the Airline Services Agreement shall have been terminated or canceled or shall have terminated in accordance with its terms or (ii) Lessee has not paid such Indemnitee all amounts required pursuant to this Section 29(c) and any other amounts then due to such Indemnitee from Lessee under any of the Operative Documents or Lessee Documents.

Lessee’s obligations under the indemnities provided for in this Lease shall be those of a primary obligor, whether or not the Person indemnified shall also be indemnified with respect to the same matter under the terms of any other document or instrument, and the Person seeking indemnification from Lessee pursuant to any provision of this Lease may proceed directly against Lessee without first seeking to enforce any other right of indemnification.

(d)  Income Tax.  For purposes of this Section 29, the term “Income Tax” means any Tax based on or measured by net income (other than sales, use, license, rental, ad valorem and value added or property Taxes) (including, without limitation, capital gains taxes, minimum taxes, income taxes collected by withholding and taxes on tax preference items), and interest, additions to tax, penalties, or other charges in respect thereof.

(e)  Survival.  Notwithstanding anything to the contrary contained in this Lease, the provisions of this Section 29 shall survive any termination or expiration of this Lease.

SECTION 30.  Certain Representations, Warranties and Covenants.  (a)  Lessor represents and warrants to Lessee as follows:

(i)            Lessor is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of organization, and has the corporate power and authority to carry on its business as now conducted, to own or hold under lease its properties and to enter into and perform its obligations under, the Lessee Documents to which Lessor is a party;

(ii)           the Lessee Documents to which Lessor is a party have been duly authorized by all necessary corporate action on the part of Lessor, do not require any approval not already obtained of stockholders of Lessor or any approval or consent not already obtained of any trustee or holders of any indebtedness or obligations of Lessor, and have been duly executed and delivered by Lessor, and neither the execution and delivery thereof, nor the consummation of the transactions contemplated thereby, nor compliance by Lessor with any of the terms and provisions thereof, will contravene any United States Federal or state law, judgment, governmental rule, regulation or order applicable to or binding on Lessor (it being understood that no representation or warranty is made with respect to laws, rules or regulations relating to aviation or to the nature of the equipment owned by Lessor) or contravene or result in any breach of or constitute any default under, or result in the creation of any Lien (other than Liens provided for in the Operative Documents or the Lessee Documents) upon any property of Lessor under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, bank loan or credit agreement, corporate charter, by–law or other agreement or instrument to which Lessor is a party or by which it or its properties may be bound or affected; and

(iii)          each of Lessee Documents to which Lessor is a party constitutes a legal, valid and binding obligation of Lessor enforceable against Lessor in accordance with the terms thereof (except as may be limited by (A) general principles of equity, (B) applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the rights of creditors generally, (C) applicable laws which may affect the remedies provided therein, which laws, however, do not make the remedies provided therein inadequate for the practical realization of the benefits provided thereby, except that no representation or warranty is made as to the amount of priority of any recovery under any particular circumstances, and (D) in the case of indemnity provisions contained in such documents, as limited by public policy considerations).

(b)  [Intentionally Omitted]

(c)  Lessee covenants and agrees that it shall at all times be a Certificated Air Carrier.

(d)  Lessee, at its expense, will take, or cause to be taken, such action with respect to the recording, filing, re-recording and refiling of this Lease, the Lease Supplement, and any financing statements or other instruments as are necessary to maintain (or as are reasonably requested by Lessor) the perfection of any security interest that may be claimed to have been created by this Lease or will furnish to Lessor timely notice of the necessity of such action, together with such instruments, in execution form, and such other information as may be required to enable Lessor to take such action.  Lessee shall furnish to Lessor annually after the execution hereof (but not later than March 15th of each year, commencing with the year 200_ [the calendar year following closing date]) an opinion of Crowe & Dunlevy, P.C. and/or other counsel reasonable satisfactory to Lessor nationally recognized in FAA matters covering such matters with respect to the interests of Lessor in the Engine and the perfection of security interests therein as Lessor may reasonably request.  Lessee will notify Lessor of any change in the location of its chief executive office (as such term is used in Article 9 of the Uniform Commercial Code) prior to making such change.

SECTION 31.  Covenants of Lessee.  Lessee covenants and agrees with Lessor as follows:

Lessee will, at its own cost and expense, cause to be done, executed, acknowledged and delivered all and every such further acts, conveyances and assurances as Lessor shall reasonably require for accomplishing the purposes of this Lease and the other Lessee Documents; provided that any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Lessee Document.  Lessee, upon delivery of the Engine under this Lease, shall at all times thereafter cause the same to remain duly registered in the name of Lessor, except as otherwise required or permitted hereunder or under this Lease, under the Federal Aviation Act, or shall furnish to Lessor such information as may be required to enable Lessor to make application for such registration, and shall promptly furnish to Lessor such information as may be required (or reasonably requested by Lessor) to enable Lessor to timely file any reports required to be filed by Lessor, as the case may be, as a result of its interest in the Engine with any governmental authority.

SECTION 32.  Consent to Jurisdiction.  Each of the parties hereto (A) hereby irrevocably submits itself to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York and to the non-exclusive jurisdiction of the Supreme Court of the State of New York, New York County, for the purposes of any suit, action or other proceeding arising out of this Lease or any other Operative Document or Lessee Document, the subject matter of any thereof or any of the transactions contemplated hereby or thereby brought by any party or parties thereto, or their successors or assigns, and (B) hereby waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, to the extent permitted by applicable law, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper, or that this Lease or any other Operative Document or Lessee Document or the subject matter of any thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.  Lessee hereby generally consents to service of process at CT Corporation System, 1633 Broadway, New York, New York 10019.

SECTION 33.  Owner for Federal Tax Purposes.  It is hereby agreed among Lessor and Lessee that for Federal income tax purposes the Owner will be the owner of the Engine and Lessee will be the lessee thereof, and each party hereto agrees to characterize this Lease as a lease for Federal income tax purposes.

IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

NORTHWEST AIRLINES, INC.,
Lessor

By:
Name:
Title:

PINNACLE AIRLINES, INC.,
Lessee

By:
Name:
Title:

Agreed this day of , 200 :

PINNACLE AIRLINES CORP.,
Lessee Guarantor

By:
Name:
Title:

EXHIBIT A
to
Lease Agreement
[NW 200      ]

LEASE SUPPLEMENT No.
[NW 200      ]

LEASE SUPPLEMENT NO.   , dated            , 20    , between NORTHWEST AIRLINES, INC. (“Lessor”), and PINNACLE AIRLINES, INC. (“Lessee”).

Lessor and Lessee have entered into that certain Engine Lease Agreement [NW 200        ], dated as of           , 200  , relating to one General Electric Model CF34-3B1 Engine (herein called the “Lease,” and the defined terms therein being hereinafter used with the same meanings).  The Lease provides for the execution and delivery of a Lease Supplement for the purpose of leasing the Engine under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

(1)The Lease relates to the Engine described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement, together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

(2)The Lease Agreement relates to the Engine described below, and a counterpart of the Lease Agreement, attached and made a part of Lease Supplement No. 1 dated                     , 20    to the Lease Agreement, has been recorded by the Federal Aviation Administration on                        , 20   , as one document and assigned Conveyance No.   .

NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

1.             Lessor hereby delivers and subleases to Lessee under the Lease and Lessee hereby accepts and subleases from Lessor under the Lease the following described Engine (the “Engine”):

General Electric Model CF34-3B1 type engine bearing manufacturer’s serial no.         (which engine has 750 or more rated takeoff horsepower or the equivalent of such horsepower)

[together with the QEC](3).

2.             The Commencement Date of the lease of the Engine is the date of this Lease Supplement set forth in the opening paragraph hereof.  Except as otherwise provided in the

(1)      This language for Lease Supplement No. 1.

(2)      This language for other Lease Supplements.

(3)      For inclusion only if the Engine has QEC.

1

Lease, the Term for the Engine shall commence on the Commencement Date and end on the Expiration Date.

3.             Lessee hereby confirms its agreement to pay Lessor Basic Rent for the Engine throughout the Term therefor in accordance with Section 3 of the Lease.

4.             Lessee hereby confirms to Lessor that Lessee has accepted the Engine for all purposes hereof and of the Lease as being airworthy, serviceable, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use.

5.             All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

6.             This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

2

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

NORTHWEST AIRLINES, INC.,
Lessor

By:
Name:
Title:

PINNACLE AIRLINES, INC.,
Lessee

By:
Name:
Title:

3

EXHIBIT B
to
Lease Agreement
[NW 200      ]

BASIC RENT SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Basic Rent:

Lease Period Date	Basic Rent

1

EXHIBIT C
to
Lease Agreement
[NW 200      ]

STIPULATED LOSS VALUE SCHEDULE

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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STIPULATED LOSS VALUE SCHEDULE

Stipulated Loss Value Date	Stipulated Loss Value (In Dollars)

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EXHIBIT D
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Lease Agreement
[NW 200      ]

RETURN CONDITIONS

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Unless the context shall otherwise require and except as set forth herein, the capitalized terms used in this Exhibit shall have the meanings given to such terms in the Lease.

Definitions

Aircraft Documentation: means records, manuals, logs and documents delivered with the Engine and those developed and maintained with respect to the Engine during the Term, including, without limitation, all of those required by the FAA to be maintained for FAR Part 121 operation and the Aircraft Documentation listed in Appendix I hereto, and true and correct excerpts of such records, manuals, logs and documents maintained with respect to any Airframe or airframe on which the Engine is installed during the Term as relate to the Engine and are not duplicative of information contained in the other Aircraft Documentation.

Approved Air Authority:  means the Federal Aviation Administration.

Calendar controlled components or parts:  those components or parts which at specific calendar-time intervals, in accordance with the Maintenance Program, are to be discarded, overhauled, or recertified upon reaching such time limit.

Configuration Deviation List:  the list provided by the Aircraft manufacturer specifying which parts of the Aircraft that can be removed without affecting the continued service of the Aircraft as the same may be modified from time to time pursuant to and in accordance with the approval of the Governmental Authority.

Governmental Authority:  shall mean (a) the FAA; (b) any national government, or political subdivision thereof or local jurisdiction therein; (c) any board, commission, department, division, organ, instrumentality, court, or agency of any entity described in (b) above, however constituted; and (d) any association, organization, or institution of which any entity described in (b) or (c) above is a member or to whose jurisdiction any such entity is subject or in whose activities any such entity is a participant but only (except for purposes of defining Law below) to the extent that any of the preceding have jurisdiction over the Aircraft or its operations.

Law:  shall mean (a) any statute, decree, constitution, regulation, order, judgment or other directive of any Governmental Authority; (b) any treaty, pact, compact or other agreement to which any Governmental Authority is a signatory or party; (c) any judicial or administrative interpretation or application of any Law described in (a) or (b) above; and (d) any amendment or revision of any Law described in (a), (b) or (c) above.

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Life Limited Parts means those parts which have a specific hour, cycle and/or calendar life limit as specified by the Manufacturer.

Maintenance Manual:  shall mean Lessee’s FAA approved maintenance manual for the Aircraft and the Engine which incorporates the procedures, limits and requirements of the Manufacturer’s maintenance manual, Manufacturer’s shop manual and other related Manufacturer’s documents.

Maintenance Program:  shall mean Lessee’s FAA approved maintenance program which shall define all scheduled maintenance activities, condition monitoring and on-condition programs for the Engine and any Parts, and for any Airframe or airframe on which the Engine may be installed (whether or not the Engine is then installed thereon), including but not limited to servicing, testing, preventative maintenance, structural inspections, shop visits, systems checks, overhauls, corrosion control inspections and corrosion treatments, and compliance with approved modifications, service bulletins, and Airworthiness Directives as the same may be modified from time to time pursuant to and in accordance with the prior written approval of the applicable Governmental Authority and which at all times (a) complies in all material respects with all FAA requirements for FAR Part 121 operation, the MRB Report and Bombardier Inc.’s Maintenance Requirement Manual, and (b) complies in all material respects with General Electric Corporation’s Engine Management Program for the Engine type.  Substantive Changes to the Maintenance Program shall be subject to Lessor’s prior written approval, such approval not to be unreasonably withheld.  “Substantive Changes” means (i) changes from block to phase maintenance or vice versa, (ii) scheduled maintenance interval escalations or (iii) any other changes which could be materially adverse to Lessor or to the condition of the Engine on return [or which would impact the basis on which the Maintenance Reserves have been calculated](1).

Maintenance Review Board Report (“MRB Report”):  the report published by the Maintenance Review Board for the Bombardier CL-600-2B19 aircraft detailing the intervals and description of the maintenance tasks and, where applicable, the life limits required for continued airworthiness of the Aircraft.  Where the intervals specified in the MRB Report differ from the limit specified by the component manufacturer, the MRB Report shall take precedence.

Manufacturer: shall mean, with respect to any Airframe, Bombardier Inc., and its successors and assigns and with respect to the Engine, General Electric Aircraft Engines, a division of General Electric Corporation.

Terminating Action:  the alteration or modification of the Aircraft, Airframe, Engine or Part in accordance with mandatory service bulletins, orders, airworthiness directives, and instructions required to eliminate repetitive inspections or maintenance action.

(1)  To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

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ARTICLE 1 - CONDITION OF ENGINE

1.0                 General Conditions.

At the time of return, the Engine shall (i) have been maintained in accordance with the Maintenance Program as approved and authorized by the Governmental Authority, as if the Engine were to be kept in further commercial passenger service by Lessee, (ii) the Engine shall not have been discriminated against whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever, including, without limitation, as to the type of maintenance program applicable to the Engine, or as to compliance with Airworthiness Directives, and (iii) the Engine shall meet the following requirements:

(i)                                     Operating Condition - The Engine shall be in as good operating condition as on the Delivery Date, reasonable wear and tear excepted, with all of the equipment, components, and systems fully operational and serviceable in accordance with the Maintenance Manual and Lessee’s FAA approved airplane flight manual.

(ii)                                  Certification - The Engine shall have, and be in compliance with, a current and valid serviceable tag, issued by an FAA Part 145 Repair Agency for FAR Part 121 operation, it being understood that such serviceable tag is to evidence the Engine passing the test cell performance run required in Section 1.3(i), and, if applicable, evidence satisfactory completion of repairs required in order to satisfy any other conditions required in this Exhibit D.

(iii)                               General Appearance - The Engine shall be clean, cosmetically acceptable, with all components reasonably free of foreign objects, accumulated dirt, grime, grease and liquids, and be prepared for immediate placement into commercial service.  Any deterioration of paint or other protective coatings due to leakage, improper adhesion, impact damage or presence of foreign materials or liquids shall be repaired and replaced per the Maintenance Manual.

(iv)                              Airworthiness Directives — The Engine shall be in compliance with all FAA requirements for FAR Part 121 operation including all FAA issued airworthiness directives (“Airworthiness Directives”) and Manufacturer alert service bulletins that are issued prior to Lease expiration and are applicable to the Engine, without special deferment, exemption or alternate means of compliance, with

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terminating action accomplished for all Airworthiness Directives which require termination be accomplished prior to 180 days after Lease expiration.

(v)                                 Deferred Maintenance — There shall be no open outstanding or deferred maintenance items (including special- or reduced-interval inspections) scheduled or unscheduled, routine or non-routine, against the Engine.  The Engine shall be serviceable and free from defects and discrepancies that are outside the serviceable limits of the Maintenance Manual.

(vi)                              Title - The Engine shall be returned in compliance with the provisions of clause (ii) of the third sentence of Section 5(a) of the Lease.

(vii)                           Alterations, Modifications and Additions

a.     Replacement of Parts — Lessee, at its own cost and expense, shall have replaced all components or Parts which may have from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever.  All replacement Parts (a) shall be free and clear of all Liens, except Permitted Liens, (b) shall be in good condition and in as good operating condition as, and shall have  a value, utility, maintenance and modification status at least equal to, the Parts replaced, assuming such replaced parts were in the condition and repair required to be maintained by the terms of the Lease, and (c) shall have documentation certifying compliance with all applicable Governmental Authority regulations, including, without limitation, (1) serviceable tags indicating time since overhaul, and overhaul or repair by a Governmental Authority certified repair station, (ii) overhaul records, (iii) documentation of modification status and compliance with applicable airworthiness directives, and (iv) any other appropriate documentation required by the FAA for continued FAR Part 121 operation.

1.1                Intentionally left blank.

1.2                Condition of Controlled Components.

Engine hour, cycle or calendar-controlled components or parts, at time of return to Lessor, shall have remaining, as a minimum, one half life and/or fifty percent (50%) of the manufacturers approved hour, cycle or calendar

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limit (whichever is applicable and most limiting), before any scheduled removals for overhaul, test, disassembly or replacement; provided that, without regard to any payment made or to be made pursuant to Section 1.8, all components or parts controlled on an hour, cycle or calendar basis shall have at least one C check interval (assuming annual utilization of 2700 hours and 2700 cycles) (or, if the service interval is less than one C check, 100% of the service interval) remaining before scheduled removal for testing, overhaul or replacement.

1.3.                Condition of Engine.

At time of return, the Engine will have at least fifty percent (50%) of hours or cycles remaining, whichever is greater, before the next scheduled Engine removal for inspection, test or disassembly for replacement of Life Limited Parts.  Cycle limits are as specified in the Power Plant Limitations section of the Canadair MRB Report.  Additionally, the Engine shall satisfy the following conditions:

(i)                                     Test Cell Performance — Without regard to any payment made or to be made pursuant to Section 1.8, the Engine shall pass a full test cell performance run without operational limitations in accordance with the Manufacturer’s shop manual.  The Engine shall be capable of certificated full rated performance without limitation throughout the entire operating envelopes as defined by the Manufacturer’s shop manual.

(ii)                                  Borescope Inspection — Without regard to any payment made or to be made pursuant to Section 1.8, the Engine shall pass a complete video-taped borescope inspection of all accessible Engine sections performed in accordance with the Manufacturer’s maintenance manual by Lessor or Lessor’s designated representative after the test cell performance run per Article 3.2 herein.  Any discrepancies found during such inspection which exceed the Manufacturer’s maintenance manual allowable limits for unrestricted continued service (without special- or reduced-interval inspections), shall be corrected prior to Return by Lessee at Lessee’s sole expense.

(iii)                               Adverse Performance Data — No Engine shall be on engineering watch or on a special- or reduced-interval inspection of any nature that could lead to premature removal of the Engine.  If the Engine historical and maintenance records, test cell performance runs, power assurance runs and/or trend monitoring data indicate a level of performance deterioration or an abnormal rate of

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acceleration in performance deterioration or oil consumption which based on manufacturer specifications and/or experience indicate the Engine would require maintenance prior to 3,500 engine flying hours after return, Lessee shall correct or cause to be corrected, such condition as necessary to rectify all deficient Engine parameters in accordance with Manufacturer specifications.

1.4                Intentionally left blank.

1.5                Service Bulletin Kits.

At or upon this return of the Aircraft, Lessee shall deliver to Lessor, at no cost to Lessor, all Service Bulletin Kits furnished without charge by a manufacturer for installation on the Engine which have not been so installed.  In the event such Service Bulletin Kits were purchased or manufactured by Lessee, Lessor shall have the exclusive right to purchase such kits at Lessee’s actual cost for a period of 30 days after such return and the non-exclusive right so to purchase such kits thereafter.

1.6                Intentionally left blank.

1.7                Repairs and Repair Inspections.

All major repairs (as defined for FAR Part 121 operations by the FAA) and Major Modifications shall have been performed in accordance with FAA approved data that is returned with the Engine.

All repairs performed by Lessee or its designee since the Engine delivery to Lessee, and which exist on  the Engine, shall be in accordance with the Manufacturer’s maintenance manual.

1.8                Equivalency Charge.

If the Lessee does not meet any of the remaining life conditions set forth in Section 1.1 and 1.2, unless otherwise specified therein, in place of correcting the specified hour, cycle or calendar life deficiency, Lessee may elect to pay to Lessor an Equivalency Charge (for deficient condition) calculated in accordance with the following formula (if the formula results in a positive amount):

Pmt = [A(b-c)]    d

Where:

“Pmt” is the Equivalency Charge payment

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“A”                          is, in respect of the Engine the average of Lessee’s demonstrated cost for Engine Basic Shop Visits at the time of return, or, in respect of Engine Life Limited Parts, the manufacturer’s list price for replacement parts at the time of return.  When demonstrated average costs for Engine Basic Shop Visits are not available from Lessee, the average of three quotes from three mutually acceptable FAA approved repair shops shall be used as the cost basis for the Equivalency Charge calculation;

“b”                             is 50% (or, if specified, the number specified) of the total operating hours/cycles/time (whichever is applicable and most limiting) allowable between, in the case of Life Limited Parts, such component overhaul, component inspection, component bench check or component replacement and, in the case of the Engine, such Engine Basic Shop Visits;

“c”                              is the actual number of operating hours/cycles/time (whichever is applicable and most limiting) remaining to, in the case of Life Limited Parts, the next overhaul, inspection, bench check or replacement and, in the case of the Engine, the next Engine Basic Shop Visit; and

“d”                             is the total operating hours/cycles/time (whichever is applicable and most limiting) allowable between such overhaul, inspection, bench check, replacement or Engine Basic Shop Visits.

Calculation of the Equivalency Charge shall be based on each item identified in the requirements of Articles 1.2 and 1.3 in aggregate.  For example, each Life Limited Part shall be assessed on its status as far as accumulated cycles are concerned and the adjustment amount for each is established.  All other parts subject to this Equivalency Charge shall be similarly assessed and the individual charges are to be added together.  For example, under this plan, a positive charge on particular Life Limited Parts or the Engine could offset a negative charge on other Life Limited Parts.  If the total net result is positive (indicating Lessee returned the Engine in a state that, in aggregate, has less than the 50% limit remaining), the net Equivalency Charge shall be paid by Lessee to Lessor.  In the event such a total is negative, no payment shall be made to Lessee from Lessor.

ARTICLE 2 - AIRCRAFT DOCUMENTATION AND SAFETY DEVICES

2.1                                                                                 Aircraft Documentation.  Concurrently with return of the Engine to Lessor, Lessee shall deliver to Lessor one (1) copy, in English, of the Aircraft Documentation (including current revisions thereto). It is recognized that the Aircraft Documentation may be titled or described

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differently than set forth in Appendix I due to Lessee’s method of maintaining the Aircraft Documentation.  Accordingly, the information described in the Aircraft Documentation shall be provided to Lessor in the form and manner under which Lessee maintains such information, and shall include data pertinent to the Engine, provided that such form and manner is approved by Lessor, such approval not to be unreasonably withheld.  All Aircraft Documentation provided to Lessor at time of the Engine return shall be listed and described by Lessee’s title or description with cross-reference to the titles or descriptions provided in Appendix I, and included as an attachment to the Aircraft Documentation.  All Aircraft Documentation provided to Lessor shall be in good condition, readable and capable of being reproduced using standard reproduction processes, complete, up to date and accurate as to content.  Any Aircraft Documentation, to the extent required by the Governmental Authorities, not returned in its “original” form shall be stamped “Certified True Copy” and both signed and dated by the Lessee’s authorized personnel at the time of its creation. Lessee shall provide to Lessor, upon reasonable request, advance copies of any of the Aircraft Documentation as Lessor may desire or require in order to plan or accomplish recertification, modification, sale, lease or other disposition or utilization of the Engine upon receipt of such Engine by Lessor.

Lessor shall provide, as part of the Aircraft Documentation, the original certification tags and release notes for all life limited and rotable Parts installed after delivery. The certification tags and release notes shall provide traceability of the last overhaul and/or repair shop visit to the approved repair facility that conducted the overhaul and/or repair.

Lessee shall, for the period that the Engine was operated by it:

i.                                          certify, in writing as identified in Appendix I, that the Engine has not been involved in any incidents or accidents.  If the Engine has been in involved in any incidents or accidents the Lessee shall certify in a letter, full disclosure of all such events involving the Engine detailing all relevant details, including but not limited to, any subsequent repairs; and

ii.                                       certify, in writing, that there are no leased or rented parts installed on the Engine; and

iii.                                    certify, in writing, that Lessee has no knowledge of parts installed on the Engine that have been manufactured without appropriate Governmental Authority approval and /or that do not conform to an internationally recognized airworthiness standard and are approved for installation in the Engine.

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2.2                                                                                 Remedy for Non-Compliance. Lessee shall take action to ensure that the Lessor and the Governmental Authority are provided with, but not limited to, all requested guarantees of methods of compliance, component overhaul and records management, quality control, part number and serial number verification.  If any such records or other data are missing, incomplete or otherwise not in accordance with the Governmental Authority standards, Lessee shall re-accomplish the maintenance tasks necessary to produce such records in accordance with the Maintenance Program prior to return of the Engine or otherwise perform all necessary acts to obtain such records in a manner satisfactory to the Governmental Authority.

2.3                                                                                 Shipping Stand.  Lessee shall deliver the Engine to Lessor properly installed in its Shipping Stand.

ARTICLE 3 - INSPECTION AND FLIGHTS

3.0                                                                                 Intentionally left blank.

3.1                                                                                 Ground Inspection. The Engine including the Aircraft Documentation and Vendor Documentation shall be made available to Lessor for ground inspection by Lessor or its designee at Lessee’s facilities.  Such inspection shall commence twenty (20) working days (in the case of the Aircraft Documentation and Vendor Documentation) and fifteen (15) working days (in the case of the Engine) prior to the date of return of the Engine to Lessor.  At Lessor’s request, Lessee shall remove the Engine from scheduled service and open the areas of the Engine as required to perform the necessary checks as specified in Article 1.2 and 1.3.  In addition, Lessee shall allow Lessor to accomplish its inspection to determine that the Engine, including the Aircraft Documentation and Vendor Documentation are in the condition set forth in Article 2.

Lessee shall promptly correct any discrepancies from the requirements set out in Articles 1 or 2 which are observed during such inspection and are communicated in writing by Lessor to Lessee.

3.2                                                                                 Test Cell Run.  Promptly after completion of any corrections required under Article 3.1, Lessee shall conduct a complete test cell performance run of the Engine in accordance with the Manufacturer’s shop manual for the purpose of demonstrating to Lessor that the  operation and performance of the Engine and its systems comply with all performance requirements for the Engine throughout its certified operating envelope, without limitation or special exception in accordance with the Manufacturer’s shop manual.  Lessee shall promptly correct those discrepancies that exceed Manufacturer’s shop manual allowable limits.

3.3                                                                                 Intentionally left blank.

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3.4                                                                                 Intentionally left blank.

3.5                                                                                 Intentionally left blank.

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APPENDIX I TO EXHIBIT D

AIRCRAFT DOCUMENTATION

The Aircraft Documentation shall be provided in English and shall include the following:

1.                                       All historical records for the Engine including original serviceability documentation and a current, valid unrestricted serviceable tag, and FAA Form 337 (or its equivalent), both issued by an FAA Part 145 repair station that is certified by the FAA and the Manufacturer for the performance of Engine Basic Shop Visits on CF34-3B1 engines. Lessee shall supply all original (i.e. not copies) certification tags and release notes from manufacturers or repair agencies for Parts installed by Lessee.

2.             Intentionally left blank.

3.             Copy of the Maintenance Program including a task list indicating when items thereon were last performed.

4.             Current inspection and maintenance status and operating times.

5.             List and status of time, cycle and calendar controlled components and parts.

6.             List and status of Life Limited Parts.

7.                                       Summary and control status of Airworthiness Directives, the method of compliance and incorporation (i.e.: repetitive inspections, interim fix or terminating action), and accomplishing documents.

8.                                       List of manufacturer’s service bulletins incorporated and method of incorporation.  Where only a portion of a service bulletin is accomplished Lessee shall identify which portion was accomplished.

9.                                       List of Major Modifications and/or alterations accomplished on the Engine together with all supporting documents required by the FAA including one copy of each modification, alteration, engineering order and associated drawings.

10.                                 List of major repairs performed on the Engine.  A copy of all supporting documents required by the FAA including all Engineering, Maintenance, Quality Control and regulatory documentation associated with the major repairs shall be provided.

11.                                 List of Supplemental Type Certificates (STC’s) incorporated together with a copy of each certificate and associated data.

12.           Intentionally left blank..

13.           Intentionally left blank.

14.           Intentionally left blank.

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15.           Intentionally left blank.

16.                                 Cross reference parts catalogue (listing of Manufacturer’s part numbers corresponding to parts manufacturer’s and current operator’s part numbers for the same parts) if applicable.

17.           Intentionally left blank.

18.           Intentionally left blank.

19.           Intentionally left blank.

20.                                 Letter detailing any major incident and/or accidents involving the Engine (if none, the letter should so state), certified by Lessee’s chief inspector or corporate officer responsible for aircraft maintenance.

21.                                 All records required to comply with FAA requirements for FAR Part 121 operation and/or initiated by Lessee for Lessee’s own benefit.

22.           Intentionally left blank.

23.           Cross reference list for Service Bulletins and other manufacturer published instructions to Lessee’s engineering orders.

Aircraft Documentation Supplement

24.           Intentionally left blank.

25.           Intentionally left blank.

26.           Intentionally left blank.

27.           Intentionally left blank.

28.          Engine Records:

1.             Log Books

2.             Last overhaul and repair documents for each module

3.             Airworthiness Directive Compliance Report (terminated and repetitive)

4.             Manufacturer’s Service Bulletin Status Report

5.             Engine Disk Sheet

6.             Engine Data Submittal Sheet

7.             Condition Monitoring Status Report

8.             Back-to-birth traceability for all life limited parts

9.             Last test cell run performance report

10.           FAA Form 337s for the last Engine Basic Shop Visit and each subsequent shop visit

30.           Intentionally left blank.

31.          Component Records (components installed in or on the Engine):

1.                                       Time Monitored Component Status Report with installed part numbers, serial numbers, remaining hours and cycles (if applicable)

2.                                       Serviceability tags and other appropriate back-up documentation (including 8130s) for currently installed components replaced since delivery from the Manufacturer

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3.                                       Serialized latest shop records, including all serviceable tags, release to service, and repair orders detailing maintenance checks, inspections, tests, repairs, replacements, restorations, overhauls, modifications and refurbishments

4.                                       Back-to-birth traceability for all life limited parts

32.          Manuals:

1.                                       Lessee Illustrated Parts Catalog (if different from item 2)

2.                                       Bombardier Illustrated Parts Catalog

3.                                       Lessee’s FAA approved Maintenance Manual (if different from item 4)

4.                                       Bombardier maintenance manual

5.                                       GE Engine Illustrated Parts Catalog

6.                                       GE Engine Shop Manual

7.                                       Lessee’s Minimum Equipment List

8.                                       Master Minimum Equipment List

9.                                       Configuration Deviation List

10.                                 Dispatch Deviation Guide

33.          Miscellaneous Technical Documents:

1.                                       Maintenance Program Specifications/Requirements Schedule

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EXHIBIT E
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Lease Agreement
[NW 200        ]

MINIMUM LIABILITY AMOUNT

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

The Minimum Liability Amount shall be $1,000,000,000 per occurrence (or such other minimum amount as may be reasonably requested by Lessor from time to time in the event Lessee no longer obtains airline liability insurance coverage as part of the Lessor’s airline aviation liability insurance placement).

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EXHIBIT F
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Lease Agreement
[NW 200        ]

[INTENTIONALLY OMITTED]
[MAINTENANCE RESERVE RATES

The portion of this Exhibit appearing below this text is intentionally deleted from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

Table 1:  ENGINE MAINTENANCE RESERVE RATE*

Rate
$57.50

Table 2:  ENGINE LLP MAINTENANCE RESERVE RATE*

Rate
$18.50	](1)

*      Rates listed are those to be paid prior to the referenced event.

(1)   To be inserted in Engine leases entered into in accordance with Section 3.02(a)(iv) of the Airline Services Agreement.

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EXHIBIT G
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Lease Agreement
[NW 200        ]

HEADLEASE VARIATIONS

The portion of this Exhibit appearing below this text is intentionally deleted  from the FAA filing counterpart as the parties hereto deem it to contain confidential information.

If and so long as the Engine is subject to a Headlease at any time during the Term, Lessor shall so notify Lessee in writing and, pursuant to Section 2(c) of the Lease, the terms and conditions set forth in this Exhibit G shall apply to this Lease from and after the date specified in such notice until the earlier to occur of the expiration or termination of such Headlease or of the Term:

1.             Amended, Modified, Supplemented or Supplemental Definitions.

“Event of Loss” means an Event of Loss as defined in Section 1 of the Lease and any other event or circumstance constituting and “Event of Loss” as defined in the Headlease.

“Headlease Documents” means the agreements and instruments, identified in the Headlease Notice, among Lessor and one or more other Persons relating to the ownership of, and Lessor’s rights in and to, the Engine.

“Headlease Notice” means any written notice provided by Lessee to Lessor from time to time pursuant to Section 2 of this Exhibit G.

“Headlease Parties” means those parties identified in the Headlease Notice that as the parties to the respective Headlease Documents.

“Headlease Tax Indemnity Agreement” means a tax indemnity agreement entered into between Lessor, as headlessee and any Headlease Interest.

“Headlessor Liens” means any Lien or disposition of title or interest arising as a result of (i) claims against and Headlease Interest not related to the transactions contemplated by the Headlease Documents or the Operative Documents, (ii) any act or omission of the any of the Head Lease Interests which is not related to the transactions contemplated by the Headlease Documents or the Operative Documents or is in violation of any of the terms of the Headlease Documents or the Operative Documents, (iii) claims against any of the Headlease Interests with respect to Taxes or Expenses against which Lessor is not required to indemnify the Headlease Interests pursuant to the Headlease Documents or (iv) any claim against any of the Headlease Interests arising out of any transfer by any thereof of all or any portion of their respective interests in any Aircraft, the Engine, the Trust Estate, the Headlease Documents or the Operative Documents other than the transfer of possession of the Engine pursuant to the Headlease or of any Aircraft; provided, however, that any Lien which is attributable solely to any Headlease Interest (other than the Owner) and would otherwise constitute a Headlessor Lien shall not constitute a Headlessor Lien so long as (1) the existence of such Lien poses no material risk of

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the sale, forfeiture or loss of the Engine or any Aircraft on which the Engine is or may be installed, (2) the existence of such Lien does not interfere in any way with the use, possession or operation of the Engine by Lessee, (3) such Headlease Interest is diligently contesting such Lien, and (4) the existence of such Lien does not pose a material threat of interference with the payment of rent under the Headlease Documents in favor of such Headlease Interest.

“Indemnitee” means an Indemnitee as defined in Section 1 of the Lease and shall include, for purposes of subclause (iii) of such definition, the Headlease Interests, any Lenders, any Indenture Trustee and all other Persons entitled to general indemnification by Lessor pursuant to the Headlease Documents.

“Indenture Trustee” means any indenture trustee or other Person engaged in a similar capacity on behalf of the Lenders under the Headlease Documents.

“Indenture Trustee’s Liens” any Lien which arises as a result of (A) claims against the Indenture Trustee not related to its interest in the Engine or the administration of the Trust Indenture Estate pursuant to the Headlease Documents, (B) acts of the Indenture Trustee not permitted by, or failure of the Indenture Trustee to take any action required by, the Headlease Documents or the Operative Documents to the extent such acts arise or such failure arises from or constitutes gross negligence or willful misconduct, (C) claims against the Indenture Trustee relating to Taxes or Expenses which are excluded from the indemnification provided by Lessor pursuant to the Headlease Documents, or (D) claims against the Indenture Trustee arising out of the transfer by the Indenture Trustee of all or any portion of its interest in the Engine, any Aircraft, the Trust Estate, the Trust Indenture Estate, the Headlease Documents or the Operative Documents other than a transfer of the Engine pursuant to the express requirements of the Headlease Documents or a transfer of the Engine pursuant to the Headlease Documents while an Event of Default (as defined in the Headlease) is continuing and prior to the time that the Indenture Trustee has received all amounts due pursuant to the Trust Indenture.

“Lender” means each Person holding a Loan Certificate issued pursuant to the Headlease Documents.

“Lender Interests” means collectively each Lender and the Indenture Trustee.

“Lender Liens” means any Lien which arises from acts or claims against any Lender not related to the transactions contemplated by the Headlease Documents or the Operative Documents.

“Loan Certificate” means any instrument, however styled, issued pursuant to the Headlease Documents to a Lender evidencing a right to payment or repayment of money.

“Loan Documents” means any instrument (including any Loan Certificate) or agreement evidencing or relating to any loan or other debt financing with respect to the Engine by Lessor or any Headlessor, which are disclosed and identified by Lessor to Lessee.

“Tax Indemnitee” means a Tax Indemnitee as defined in Section 1 of the Lease and shall include, for purposes of subclause (iii) of such definition, the Headlease Interests, any Lenders,

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any Indenture Trustee and all other Persons entitled to tax indemnification by Lessor pursuant to the Headlease Documents.

“Trust Estate” means all right, title and interest of the Owner in and to the Engine and all other property (including but not limited to its rights under the Headlease) at any time in existence pursuant to the Headlease Documents.

“Trust Indenture Estate” means the interest (including but not limited to security interest and Lien) of the Indenture Trustee in and to such portion of the Trust Estate and such other property as has been pledged, assigned and transferred to the Indenture Trustee to secure the obligations of the Owner to the Lenders pursuant to the Headlease Documents.

2.             Contents of Written Notice to Lessee Concerning Headlease.

Lessee shall deliver to Lessor, promptly following the execution and delivery of Headlease Documents during the Term, a written statement setting forth the following information together with such other information as Lessor may determine necessary or appropriate in the administration of the Headlease Documents and this Lease:

(a)           The parties to the Headlease Documents.

(b)           The address, telephone number and facsimile number of each Headlease Interest and of the Indenture Trustee for purposes of such notices as Lessee may be required to provide to such Persons.

(c)           The name and date of each of the Headlease Documents and a statement of the parties thereto.

(d)           The term of the Headlease, excluding any renewals or extensions.

(e)           The bank account or bank accounts to which Lessee is to make payment of any portion of the Rent due hereunder that may be payable to Persons other than Lessor, whether by virtue of assignment, designation as an express beneficiary or otherwise.

Any Headlease Notice shall include a true copy of the Headlease and such other Headlease Documents as Lessor determines necessary or appropriate for the proper administration of the Headlease and this Lease.

3.             Agreements Regarding Headlease Documents.

Lessee hereby acknowledges and agrees that the Headlease Documents permit Lessor  to make the Engine available to Lessee pursuant to this Lease, thus providing a valuable financial accommodation to Lessee, and accordingly Lessee agrees that whether or not the following terms and conditions shall be set forth in a separate amendment to, or restatement or replacement of, this Lease, Lessee shall, at its sole expense:

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(a)           comply with the terms and conditions of the Headlease Documents that set forth actions to be performed, obligations to be fulfilled and limitations to be observed by the sublessee of the Engine from Lessor;

(b)           maintain insurance on the Engine in compliance with the requirements of the Headlease in addition to the requirements of the Lease, including but not limited to the identity of named assureds and loss payees, inclusion of coverages and clauses and provision of periodic reports;

(c)           cooperate with the exercise of the inspection rights set forth in the Headlease Documents;

(d)           comply during the Headlease term with any more comprehensive operating, maintenance and return conditions set forth in the Headlease Documents;

(e)           extend the coverage and benefit of the indemnities (including all procedures relating thereto) set forth in Sections 9(d), 29(b) and 29(c) to the parties to the Headlease Documents who are Indemnitees and Tax Indemnitees (which Persons shall be third party beneficiaries of such Sections), modified to include any more comprehensive indemnification provisions undertaken by Lessor as set forth in the Headlease Documents but otherwise on the same terms and conditions as applicable to Lessor;

(f)            comply with the requirements of the Headlease for maintaining insignia on the Engine disclosing the interests of the Headlease Parties as set forth therein and recordations of the Headlease Documents, and comply with the requirements of any Loan Documents for maintaining any Liens granted thereunder relating to the Engine;

(g)           promptly furnish or cause to be furnished to any Headlease Interest such information as may be required to enable such Persons to monitor the maintenance status and condition of the Engine and to file any reports required to be filed by such Headlease Interest with any governmental authority because of such Person’s ownership or beneficial ownership of the Engine;

(h)           furnish Headlessor and any Indenture Trustee with original counterparts (or certified copies if only one original counterpart is available) of the information and documentation required to be provided to Lessor in connection with an Event of Loss as specified in Sections 10(a)(3), (4) and (5), (7) and (8) and file such additional financing statements with respect to a substituted Engine as are deemed necessary or advisable by Headlessor or any Indenture Trustee or its respective counsel;

(i)            provide the same notices to the Headlease Interests and any Lender Interests with respect to an Event of Loss or requisition for use of the Engine as it is required to provide to Lessor under the Lease, at such address or telecopy number as the Headlease Interests or Lender Interests shall have furnished to Lessor, which Lessor shall furnish to Lessee in the Headlease Notice, or such other address or telecopy number for any such Person as such Person or Lessor shall provide thereafter to Lessee; and

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(j)            at Lessee’s request, enter into a written amendment to, or restatement or replacement of, the Lease to set forth more comprehensively the integration of the Headlease Documents with the undertakings of Lessor and Lessee in the Lease.  Whether or not such written amendment, restatement or replacement is executed and delivered, Lessor shall have the right to amend, supplement or otherwise modify the terms of the Lease without the consent of Lessee in the event of any amendment, supplement or other modification of the terms of the Headlease.

Lessee agrees that the representations and warranties of Lessee set forth in the Lease shall be deemed for the benefit of, and relied upon by, the Headlease Parties.

Lessor and Lessee agree that Lessee shall have no obligation with respect to Headlessor Liens, Indenture Trustee Liens or Lender Liens at any time during the Term.  In addition, the following rights and interests shall also be excluded from the obligations of Lessee under Section 6: the respective rights of Lessor and Headlessor as provided in the Headlease, the rights of Headlessor as owner of the Engine, the Lien of any Trust Indenture and any other rights existing pursuant to the Headlease Documents.

Whenever the Lease permits actions to be taken or omitted by Lessee on the condition that no civil liability, criminal liability, loss in whole or in part of interest of any nature, or other adverse consequence be incurred by Lessor as a result thereof, such condition shall be deemed to include and extend to any such liability or loss of, or consequence to,  or effect on, the Headlease Interests or any Lender Interests.

Headlessor shall be entitled, to the same extent as Lessor (a) to place additional insurance on the Engine pursuant to Section 11(e) of the Lease and (b) to perform for Lessee to the same extent, under the same conditions and with the same right to receive Supplemental Rent in respect thereof, as Lessor pursuant to Section 21 of the Lease, without in either case limiting the rights of Lessor under the Lease.

Without limiting the effect of Section 18 of the Lease in respect of any circumstance relating to Lessor, Lessee’s obligations to pay Rent under the Lease shall not be affected by any circumstance relating to any Headlease Interest or any Lender Interest, including but not limited to any circumstance relating to any such Person of a type described in respect of Lessor in subclauses (i) through (iv) of the first sentence thereof.

Lessor’s and Lessee’s submissions to jurisdiction and agreements regarding service of process under Sections 23 and 32 of the Lease shall also be applicable to any suit, action or other proceeding arising out of the Lease, the subject matter of the Lease or any of the transactions contemplated by the Lease, brought by any Headlease Interest or any Lender Interest.

Notwithstanding any other provision of the Lease or this Exhibit G, the Lease is and Lessee’s rights hereunder shall be subject and subordinate to all the terms of the Headlease and the Lien of any Indenture, including, without limitation, Headlessor’s (and any Indenture Trustee’s) rights to repossession of the Engine and to avoid the Lease for any reason upon such repossession, and Lessee shall not be permitted to take any action hereunder not permitted to be taken by Lessor as “lessee” in the Head Lease.  Lessee agrees to execute such further documents confirming such

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subordination of the Lease as may be reasonably requested by Lessor.  Lessee will acknowledge receipt of an executed copy of each of the Headlease Documents delivered to it by Lessor.

Lessee shall be responsible at its expense for effecting and maintaining the status of any registration, recordation or other filing (including the amendment of any existing registration, recordation or other filing) with respect to the Engine to properly reflect the Headlease Interests and any Lender Interests, at the Lessor’s request.  Lessor shall provide Lessee with such information as Lessee may reasonably request to enable it to effect and maintain such registration, recordation or other filing.

4.             Certain Tax Provisions

Headlease Tax Indemnity Provisions

Indemnity.  If Lessor is required to pay any Headlease Interest any amount (herein called a “HTIA Liability”) pursuant to any Headlease Tax Indemnity Agreement, Lessee shall pay to Lessor an amount, which, on an After-Tax Basis, shall be equal to such HTIA Liability.  Such payment shall be made at least five (5) Business Days prior to the date Lessor must pay the claimant Headlease Interest under the Headlease Tax Indemnity Agreement.

In addition, Lessee shall indemnify any Tax Indemnitee (as defined in the Lease, without giving effect to this Exhibit G, for purposes of this paragraph) under Section 29(b)(i) of the Lease with respect to Taxes howsoever imposed against such Tax Indemnitee, the Engine, or otherwise, on the property or the income or other proceeds with respect to any of the property held by any of the Headlease Interests or the Lender Interests, or on the payment of principal of, interest or premium on, or other amounts payable on or with respect to, any Loan Certificates or under any Loan Documents, and whether imposed by withholding tax or otherwise.

Exceptions. Lessee shall not be required to indemnify Lessor for any HTIA Liability to the extent that such HTIA Liability would not have occurred but for any of the following:

(a)                                  Lessor claiming deductions for depreciation of the Engine for federal income tax purposes or claiming on any federal income tax return to be the owner of the Engine for federal income tax purposes (for the avoidance of doubt, the foregoing shall not limit any such claim by Lessor under the Head Lease Tax Indemnity Agreement with respect to any period of time during which no Headlease is or was in effect); or

(b)                                 the status of Lessor as a “tax-exempt entity” within the meaning of Section 168(h) of the Code but only if such status is not caused by a Lessee Person.

Tax Savings.  If a Headlease Interest pays an amount to Lessor pursuant to the Headlease Tax Indemnity Agreement, for which Lessee has previously paid an indemnity to Lessor pursuant to paragraph (1) hereof, Lessor shall pay such amount to Lessee within 5 Business Days after Lessor receives such amount, but not in excess of any payment previously made by Lessee with respect to such HTIA Liability and net of any tax liability incurred by Lessor with respect to receipt and payment of such amount.

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Contest.  If Lessor receives a written claim for an indemnity pursuant to the Head Lease Tax Indemnity Agreement for which Lessee would be required to pay Lessor an indemnity hereunder, Lessor shall notify Lessee thereof in writing (but it being understood and agreed that failure of Lessor to provide such notice to Lessee shall not adversely affect or otherwise prejudice any Lessor’s right to an indemnity hereunder).  If requested by Lessee in writing within ten (10) Business Days before the latest day on which Lessor may request a contest pursuant to the Head Lease Tax Indemnity Agreement, Lessor shall exercise its rights, if any, under the Head Lease Tax Indemnity Agreement provided that in no event shall Lessor be required to initiate or continue (or be required to request any other person to initiate or continue) a contest unless: (i) the amount of the obligation on the part of Lessee to indemnify Lessor in respect of the HTIA Liability shall be at least $50,000, (ii)  Lessee agrees to reimburse Lessor on demand (and complies with such agreement) for all of the Headlease Interests’ and Lessor’s reasonable costs and expenses (including, without limitation, reasonable legal and accounting fees and disbursements) which each may incur in contesting such disallowance, (iii) if the claimant Headlease Interest elects to contest the disallowance by paying the tax claimed (including interest, penalties or additions to tax) and seeking a refund, Lessee shall advance to Lessor on an interest free basis the aggregate amount of taxes, interest, penalties and additions to the tax applicable to such disallowance and agree to indemnify Lessor and such Headlease Interest for any adverse tax consequences resulting from such advance, (iv) such contest would not entail any risk of criminal penalties, (v) with respect to such disallowance, Lessee shall have furnished Lessor at Lessee’s expense, with a written opinion of independent tax counsel selected by Lessor that a Reasonable Basis exists to contest such disallowance and prior to filing any appeal an opinion that a successful outcome on appeal is more likely than not and have posted a bond or other security for such appeal, (vi) no Default or Event of Default, under any of the Operative Documents by Lessor or the Airline Services Agreement, has occurred and is continuing, and (vii) Lessee shall have delivered to Lessor a written acknowledge of Lessee’s obligation to indemnify in full Lessor pursuant to this Agreement to the extent that the contest is not successful. Lessor shall have no obligation to cause any Headlease Interest and no Headlease Interest shall have any obligation to appeal any adverse decision of an appellate court to the United States Supreme Court.

Minimum Indemnity.  The amount of any indemnity payable by Lessee to Lessor pursuant to, or in connection with, any HTIA Liability shall in all events be an amount sufficient to restore Lessor to the position that Lessor would be in if the HTIA Liability or any indemnity otherwise payable to any Headlease Interest by Lessor that gave rise to Lessee’s obligation hereunder had not occurred.

5.             Certain Provisions Relating to the General Indemnity.

Anything to the contrary in Section 29(c) notwithstanding, Lessee shall not be entitled to assume responsibility for and control any judicial or administrative proceedings relating to a claim made against an Indemnitee, nor shall Lessee be entitled to receive any reimbursement payments that may be received by an Indemnitee in respect of an indemnity payment theretofore made by Lessee to such Indemnitee, in either case while an event constituting an event of default or an incipient event of default under the Headlease Documents shall have occurred and be continuing.

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EXHIBIT H(1)
to
Lease Agreement
[NW 200        ]

QUICK ENGINE CHANGE KIT SPECIFICATIONS

[The Engine does not have QEC installed on the Delivery Date.]

[The Engine has QEC installed and covered under the Lease on the Delivery Date.  The QEC includes the following components and parts delivered with the Engine on the Delivery Date to the Lessee:

1.  Neutral Engine QEC Kit (Optimum)

[2.  Left Hand Engine QEC Kit (Optimum)](2)

[2.  Right Hand Engine QEC Kit (Optimum)]

3.  Consumables

and the specific items included in each of the preceding categories is as identified in the Canadair Regional Jet CF34-3A1/3B1 Quick Engine Kit Listing Document (issue date: 25/03/01).]

(1)           Alternative statements in Exhibit to be selected.

(2)           If Engine has QEC, either a Left Hand Engine or Right Hand Engine QEC Kit will be designated.

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